Exhibit 4.1

TIM HORTONS INC.

and

BNY TRUST COMPANY OF CANADA

TRUST INDENTURE

providing for the issue of Senior Unsecured Notes

DATED AS OF June 1, 2010

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

1.1	Definitions	1
1.2	Meaning of “Outstanding”	12
1.3	Interpretation Not Affected by Headings	13
1.4	Extended Meanings	13
1.5	Day Not a Business Day	13
1.6	Currency	13
1.7	Other Currencies	13
1.8	Governing Law	13
1.9	Choice of Language	14
1.10	Certificates and Opinions	14
1.11	Severability	14
1.12	GAAP	14

ARTICLE 2
THE NOTES

2.1	No Fixed Limitation	15
2.2	Issuance in Series	15
2.3	Form of Notes	16
2.4	Denomination of Notes	17
2.5	Notes to Rank Equally	17
2.6	Book Entry Only Notes	17
2.7	Signatures on Notes	18
2.8	Certification	18
2.9	Payments of Principal, Interest and Premium	18
2.10	Issue of Replacement Notes	21
2.11	Place of Payment	22
2.12	Record of Payments	22
2.13	Right to Receive Indenture	22

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1	Registration of Notes	22
3.2	Transfer of Notes	22
3.3	Closing of Registers	22
3.4	Restrictions on the Transfer of Global Notes	23
3.5	Transferee Entitled to Registration	24
3.6	Exchange of Notes	24
3.7	Charges for Registration, Transfer and Exchange	25
3.8	Register Open for Inspection	25
3.9	Ownership of Notes	25
3.10	Evidence of Ownership	26

( i )

3.11	No Notice of Trusts	26
3.12	Joint Noteholders	26
3.13	Issuer Not Liable in Respect of Depository or Participants	27

ARTICLE 4
ISSUANCE OF NOTES

4.1	Issuance of Notes	27
4.2	No Notes to Be Issued During Default	28

ARTICLE 5
PURCHASE FOR CANCELLATION AND REDEMPTION

5.1	Purchase	28
5.2	Redemption	28
5.3	Partial Redemption and Selection for Redemption	29
5.4	Notice of Redemption	29
5.5	Payment of Redemption Price	30
5.6	Cancellation of Notes	30

ARTICLE 6
GUARANTEE

6.1	Guarantors	30
6.2	Representation of the Issuer	30
6.3	Addition of Guarantors	30
6.4	Release of Guarantors	31

ARTICLE 7
COVENANTS OF THE CORPORATION

7.1	Positive Covenants	32
7.2	Office for Notices, Payments and Registration of Transfer, Etc.	33
7.3	Not to Extend Time for Payment of Interest	33
7.4	Negative Pledge	33
7.5	Performance of Covenants by Trustee	34

ARTICLE 8 DEFAULT AND ENFORCEMENT

8.1	Events of Default	35
8.2	Notice of Event of Default	36
8.3	Acceleration on Default	36
8.4	Waiver of Default	37
8.5	Enforcement by the Trustee	37
8.6	Suits by Noteholders	39
8.7	Application of Money	39
8.8	Distribution of Proceeds	40
8.9	Immunity of Shareholders, Directors and Officers	41
8.10	Remedies Cumulative	41

( ii )

	ARTICLE 9 CANCELLATION, DISCHARGE AND DEFEASANCE

9.1	Cancellation and Destruction	41
9.2	Non-Presentation of Notes	41
9.3	Paying Agent and Trustee to Repay Monies Held	42
9.4	Repayment of Unclaimed Monies to the Issuer	42
9.5	Discharge	42
9.6	Defeasance	42

ARTICLE 10
SUCCESSORS

10.1	Requirements for Successors	44
10.2	Vesting of Powers in Successor	45

ARTICLE 11
MEETINGS OF NOTEHOLDERS

11.1	Right to Convene Meetings	45
11.2	Notices of Meetings	45
11.3	Chairman	46
11.4	Quorum	46
11.5	Power to Adjourn	46
11.6	Show of Hands	46
11.7	Poll	46
11.8	Voting	47
11.9	Regulations	47
11.10	Issuer and Trustee May Be Represented	48
11.11	Powers Exercisable by Noteholders by Extraordinary Resolution	48
11.12	Meaning of Ordinary Resolution	50
11.13	Meaning of Extraordinary Resolution	50
11.14	Powers Cumulative	50
11.15	Minutes	51
11.16	Instruments in Writing	51
11.17	Binding Effect of Resolutions	51
11.18	Serial Meetings	51
11.19	Record Dates	52
11.20	Expenses of Noteholders	53

ARTICLE 12
NOTICES

12.1	Notice to the Issuer	53
12.2	Notice to Noteholders	53
12.3	Notice to the Trustee	53
12.4	When Publication Not Required	54
12.5	Waiver of Notice	54

( iii )

ARTICLE 13 CONCERNING THE TRUSTEE

13.1	Indenture Legislation	54
13.2	Corporate Trustee Required Eligibility	54
13.3	Certain Duties and Responsibilities of Trustee	54
13.4	No Conflict of Interest	55
13.5	Conditions Precedent to Trustee’s Obligation to Act	55
13.6	Replacement of Trustee	56
13.7	Acceptance of Appointment by Successor	57
13.8	Trustee May Deal in Notes	57
13.9	No Person Dealing with Trustee Need Inquire	57
13.10	Trustee Not Required to Give Security	58
13.11	Trustee Not Required to Possess Notes	58
13.12	Financial Statements	58
13.13	Evidence of Compliance	58
13.14	Form of Evidence	59
13.15	Certain Rights of Trustee	59
13.16	Merger, Conversion, Consolidation or Succession to Business	60
13.17	Action by Trustee to Protect Interests	60
13.18	Protection of Trustee	60
13.19	Authority to Carry on Business	61
13.20	Trustee Not Liable in Respect of Depository	61
13.21	Global Notes	61
13.22	Acceptance of Trusts	62
13.23	No Liability for Certain Deposited Monies	62

ARTICLE 14 SUPPLEMENTAL INDENTURES AND CORRECTIONS

14.1	Supplemental Indentures	62
14.2	Corrections	63
14.3	Effect of Supplemental Indentures	63
14.4	Execution of Supplemental Indentures	63
14.5	Reference in Securities to Supplemental Indentures	63

ARTICLE 15
EXECUTION

15.1	Counterparts and Formal Date	64

ADDENDA

SCHEDULE “A”	GUARANTORS (AS AT June 1, 2010)
SCHEDULE “B”	FORM OF GUARANTEE

( iv )

THIS INDENTURE dated as of the 1st day of June, 2010.

AMONG:

TIM HORTONS INC., a corporation incorporated under the laws of Canada,

(the “Issuer”)

- and -

BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada,

(the “Trustee”)

RECITALS:

A.	The Issuer wishes to create and issue Notes in the manner provided in this Indenture.

B.	The Issuer, under the laws relating thereto, is duly authorized to create and issue the Notes to be issued as herein provided.

C.	All necessary resolutions of the directors of the Issuer have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Issuer in accordance with the laws relating to the Issuer.

E.	The foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

NOW THEREFORE THIS TRUST INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings ascribed thereto below:

“Advertising Entities” means (i) The Tim’s National Advertising Program, Inc. and Tim Hortons Advertising and Promotion Fund (Canada), Inc. or any successor thereto which performs substantially the same function, and (ii) any other Person which performs substantially the same function (and only that function) as the Persons listed in paragraph (i) above;

“Affiliate” means, with respect to any Person, any other Person which, whether directly or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with, such Person;

“Auditor” means an independent chartered accountant or independent firm of chartered accountants or certified public accountants duly appointed as auditor or auditors of the Issuer and acceptable to the Trustee;

“Authorized Investments” has the meaning ascribed thereto in Section 13.9;

“Authorized Officer” means any individual who holds one or more of the offices of Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or Treasurer, in each case of the Issuer or a Guarantor, as applicable;

“Book Entry Only Notes” means Notes of a Series which, in accordance with the terms applicable to such Series, are to be held only by or on behalf of the Depository;

“Borrowed Money” means money borrowed from a Third Party and premium and interest in respect thereof and liabilities under any note, bond, debenture, loan, stock or other security issued to a Third Party whether or not issued as consideration for assets or services from a Third Party, but excluding such liabilities incurred solely in relation to the acquisition of goods and services in the ordinary course of business;

“Business Day” means, with respect to a particular location, any day which is not a Saturday or a Sunday or a civic or statutory holiday at such location and on which chartered banks in Toronto are open for the transaction of regular business;

“Calculation Date” means (i) the final day of each Fiscal Quarter or Fiscal Year, as applicable, or (ii) with respect to the restatement of the Senior Bank Facility only, the date on which such facility is restated, which shall be on or prior to March 31, 2011 or (iii) with respect to the issue of the Notes, the date of such issue;

“Calculation Period” means (i) the period of four Fiscal Quarters ending on a Calculation Date or (ii) with respect to the restatement of the Senior Bank Facility and the issue of the Notes only, the period of the four most recently completed Fiscal Quarters of the Issuer for which financial statements have been filed with the applicable regulatory authorities prior to the restatement of the Senior Bank Facility or the issue of the Notes, as the case may be;

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP;

“Central Register” has the meaning ascribed thereto in Section 3.3;

“Certified Resolution” means a copy of a resolution certified by an Authorized Officer to have been duly passed by the Directors and to be in full force and effect on the date of such certification;

“Chief Financial Officer” means the chief financial officer of the Issuer;

“Company” means the Issuer and its Subsidiaries;

“Consolidated Gross Revenues” means the consolidated Gross Revenues of the Issuer and all Subsidiaries (excluding, for greater certainty, the Joint Ventures and Consolidated VIEs); provided, however, that when considering Gross Revenues of Subsidiaries that include primarily U.S. dollars (e.g. U.S. Subsidiaries which have Gross Revenues mainly in U.S. dollars), the impact of foreign exchange on Consolidated Gross Revenues shall be eliminated by fixing the foreign exchange rate when consolidating the Gross Revenues of the affected Subsidiaries for purposes of determining Consolidated Gross Revenues at par (on a dollar-for-dollar basis) with the Canadian dollar, as applicable from time to time;

“Consolidated Tangible Net Worth” means, for the Issuer and its Subsidiaries (including, for this purpose, the Joint Ventures and Consolidated VIEs), the total equity of the Company, less all goodwill and all items which are defined as intangibles under GAAP;

“Consolidated VIEs" means those franchise agreements and operator agreements with franchisees that the Issuer has had to consolidate in its consolidated financial statements because they are considered to be variable interest entities within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 810;

“Control”, “Controlled” and similar expressions mean a relationship between two Persons wherein one of such Persons has the power, through the ownership of Securities, by contract or otherwise, to direct the management and policies of the other of such Persons, and includes, in the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of Securities of such corporation carrying more than 50% of the votes that may be cast to elect the directors of such corporation (other than Securities held as collateral for a bona fide debt where the holder thereof is not entitled to exercise the voting rights attached thereto), provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation;

“Counsel” means legal counsel to the Issuer or any Guarantor, as the case may be, acceptable to the Trustee, acting reasonably;

“DBRS” means DBRS Limited and its successors;

“defeasance option” has the meaning ascribed thereto in Section 9.6;

“Definitive Notes” means Notes in definitive form;

“Depository” means CDS Clearing and Depository Services Inc. or such other Person as is designated in writing by the Issuer and acceptable to the Trustee to act as depository in respect of any Series of Book Entry Only Notes;

“Directors” means a director of the Issuer or a Guarantor or, whenever duly empowered by a resolution of the directors of the Issuer or a Guarantor in accordance with applicable law, a committee of the directors of the Issuer or a Guarantor, and reference to action by the Directors means action by the directors of the Issuer or a Guarantor or action by any such committee;

“EDGAR” means the U.S. Securities and Exchange Commission’s Electronic Data Gathering and Retrieval system, the website of which is accessible at www.sec.gov;

“Event of Default” means, with respect to the Notes of any Series, any of the events set forth in Section 8.1;

“Extraordinary Resolution” has the meaning ascribed to such term in Section 11.13;

“Fiscal Quarter” means any fiscal quarter of the Issuer, and “Fiscal Year” means any fiscal year of the Issuer. The Fiscal Year of the Issuer ends on the Sunday which is closest to December 31 in each year. The first Fiscal Quarter of the Issuer ends on the date which is 13 weeks after the end of the most recently completed Fiscal Year; the second Fiscal Quarter of the Issuer ends on the date which is 13 weeks after the end of the most recently completed first Fiscal Quarter; and the third Fiscal Quarter of the Issuer ends on the date which is 13 weeks after the end of the most recently completed second Fiscal Quarter. The Issuer’s Fiscal Year typically consists of a 52 week period; however, due to the Issuer’s floating Fiscal Year ending on the Sunday closest to December 31, some Fiscal Years will consist of 53 weeks;

“Funded Obligation” means any indebtedness, the principal amount of which by its terms is not payable on demand and the due date of payment of which, after giving effect to any right of extension or renewal exercisable unilaterally on the part of the obligor, is more than 18 months from the date of the creation, issue or incurring of the same;

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, subject to the application of the provisions of Section 1.12;

“Global Note” means a Note representing the aggregate principal amount of a Series of Notes;

“Gross Revenues” means, in respect of any Person, the total amount of all revenue received by the Person from all sources from the ordinary course of business whether from sales, rents, royalties or otherwise; provided however, that Gross Revenues do not include dividends or distributions from Subsidiaries or intercompany revenues; and, provided further, that when considering Gross Revenues of a Person that include primarily U.S. dollars (e.g. U.S. Subsidiaries which have Gross Revenues mainly in U.S. dollars), the impact of foreign exchange on Gross Revenues shall be eliminated by fixing the foreign exchange rate when calculating the Gross Revenues of the affected Person at par (on a dollar-for-dollar basis) with the Canadian dollar, as applicable from time to time;

“Guarantor” means from time to time that Subsidiary, the Gross Revenues of which when aggregated with those of the Issuer as at a Calculation Date for the most recently completed Calculation Period or for the Calculation Period ending on such Calculation Date, as the case may be, meet or exceed the then-relevant Threshold and, as at the date of this Indenture, means The TDL Group Corp. If as at any Calculation Date there would be no Subsidiary satisfying the test in the preceding sentence, the Guarantor(s) shall be those Subsidiaries designated by the Issuer, including the Subsidiary having the highest Gross Revenues (the "Designees"), with Gross Revenues which, when aggregated with those of the Issuer, would meet or exceed the then-relevant Threshold. The Issuer may from time to time as at any Calculation Date amend any designation previously made by it provided that (i) the conditions provided for in the preceding sentence are satisfied, and (ii) the guarantee of any Subsidiary no longer designated as Designee shall be released and, subject to such Subsidiary being re-designated as a Guarantor as set out below, of no further force or effect upon a new Designee delivering its guarantee, to the extent required. The guarantees of all Guarantors shall be subject to release upon satisfaction of the Release Conditions as at any Calculation Date. To the extent that the Release Conditions are no longer satisfied as at any subsequent Calculation Date, the Issuer shall cause either a Guarantor as described in the first sentence of this definition or any one or more Designees (the identity of which shall be at the sole discretion of the Issuer and may be changed from time to time as set out above) to deliver guarantees hereunder within 45 days of the relevant Calculation Date (or within 90 days where the Calculation Date occurs at the end of a Fiscal Year), until such subsequent Calculation Date as of which the Release Conditions shall once again be satisfied at which point such Guarantors shall again be released;

“Indebtedness” means, with respect to any Person, without duplication: (a) its liabilities for borrowed money, including bankers’ acceptances, and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all of its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) the net marked-to-market liability of such Person under Swap Agreements; (g) any direct or indirect obligation of such Person guaranteeing or agreeing or intended to guarantee any Indebtedness of any other Person in any manner, provided that Indebtedness shall not include trade payables and accrued expenses, in each case, arising in the ordinary course of business; and (h) any guarantee by such Person with respect to liabilities of another Person of a type described in any of clauses (a) through (f) hereof;

“Indenture Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and the respective regulations thereunder, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of companies issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Interest Payment Date” means, for each Series of interest-bearing Notes, a date on which interest is due and payable in accordance with the terms pertaining to such Series;

“Issuer” means Tim Hortons Inc. and, subject to Article 10, its successors and permitted assigns;

“Joint Venture” means a joint venture required to be consolidated, or accounted for by the equity method, on the Issuer’s financial statements under GAAP;

“Lien” means, (a) with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothec, hypothecation, encumbrance, charge, security interest, royalty interest, adverse claim, defect of title or right of set off in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, title retention agreement or consignment agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any asset, (c) any purchase option, call or similar right of a Third Party with respect to such assets, (d) any netting arrangement, defeasance arrangement or reciprocal fee arrangement (other than customary netting arrangements pursuant to any Swap Agreement), and (e) any other arrangement having the effect of providing security;

“Maturity Date” means, with respect to any Series of Notes, the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by acceleration, redemption or otherwise;

“Nominee” means a nominee of the Depository;

“Noteholders” or “Holders” means the Persons from time to time entered in the Registers as the holders of any Notes;

“Noteholders’ Request” means an instrument signed in one or more counterparts by Holders of not less than 51% of the aggregate principal amount of each Series of Notes outstanding requesting or directing the Trustee to take or refrain from taking the action or proceeding specified therein;

“Notes” means senior unsecured notes of the Issuer created and issued or to be issued pursuant to the terms of this Indenture, guaranteed by the Guarantors, and executed and delivered by the Trustee;

“Officer’s Certificate” means a certificate in writing signed in the name of the Issuer by an Authorized Officer;

“Ordinary Resolution” has the meaning ascribed thereto in Section 11.12;

“Participant” has the meaning ascribed thereto in Section 3.4(c);

“Paying Agent” means a Person, its successors or assigns, authorized by the Issuer to pay the principal, interest or any Premium in respect of any Notes on behalf of the Issuer, and may include the Issuer and the Trustee;

“Permitted Accounts Receivable Transaction” means any transaction or series of transactions pursuant to which the Issuer or a Subsidiary sells, transfers, disposes of, securitizes or enters into any other asset-backed financing of trade accounts receivable of or owing to the Issuer or any Subsidiary, and any contract rights related thereto, in each case, on customary terms for fair value as determined at the time of consummation in good faith by the Issuer or such Subsidiary;

“Permitted Liens” means:

(a)	the interest of a lessor under a capital lease or otherwise securing Capital Lease Obligations;

(b)	Liens for taxes, assessments or governmental charges or levies on a Person’s property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)	Liens imposed by law, such as landlords’, carriers’, materialmen’s, processors’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business of a Person which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(e)	deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, indemnity and appeal and release bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)	easements, reservations, rights-of-way, restrictions, survey exceptions, encroachments, covenants, minor defects, irregularities and other similar encumbrances as to real property of a Person which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially detract from the value of the property subject thereto or interfere with the conduct of the business of the Person conducted at the property subject thereto;

(g)	Liens existing on property or assets at the time of acquisition thereof after the date of this Indenture by the Company or any Guarantor, provided that (i) such Liens existed at the time of such acquisition and were not created in anticipation thereof, and (ii) any such Lien does not encumber any other property or assets (other than additions thereto and property in replacement or substitution thereof);

(h)	Liens arising by reason of any judgment, decree or order of any court or other governmental authority or in connection with arbitration proceedings, if appropriate legal proceedings are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, in an aggregate amount not to exceed, when taken together with all Liens securing bonds to stay judgments or in connection with appeals as permitted by (e) above, Cdn.$50,000,000 at any time outstanding;

(i)	any Liens on funds or securities deposited with the Trustee in connection with any defeasance under this Indenture;

(j)	any Lien payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in principal and interest until the date of its maturity;

(k)	municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by a Person of real property;

(l)	customary rights of set off, revocation, refund or chargeback under deposit agreements or under applicable law of banks or other financial institutions where the Company or any Guarantor maintains deposits in the ordinary course of business;

(m)	Liens arising from the granting of a license to any Person in the ordinary course of business of the Company or any Guarantor;

(n)	Liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder;

(o)	any Purchase Money Security Interest;

(p)	netting and/or cash management arrangements with Third Party financial institutions maintained or utilized by the Issuer or the Subsidiaries;

(q)	any Lien given by a Guarantor prior to the date on which it becomes a Guarantor and any Lien given thereafter pursuant to an obligation to give a Lien set out in an indenture, agreement or other instrument entered into by a Guarantor prior to the date on which it becomes a Guarantor, provided that any such Lien on assets of such Guarantor is limited to the assets of such Guarantor on the date on which it becomes a Guarantor or the same type of assets, as the case may be (unless otherwise permitted in the Trust Indenture in respect of other assets);

(r)	the creation, issuance or assumption of any Lien on Property granted in the ordinary course of business in connection with an obligation under a Swap Agreement;

(s)	such other Lien as is agreed to in writing by the Trustee from time to time, acting reasonably; and

(t)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property);

“Permitted Sale Leaseback Transaction” means any transaction or series of transactions pursuant to which the Issuer or a Subsidiary sells, transfers or otherwise disposes of any property, real or personal, and as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of, provided that such transaction is consummated for fair value as determined at the time of consummation in good faith by the Issuer or such Subsidiary;

“Person” means an individual, a corporation, a partnership, a joint venture, a firm, a trust, a trustee or an unincorporated organization; and pronouns have a similarly extended meaning;

“Premium” means, with respect to any Note at a particular time, the excess, if any, of the then-applicable Redemption Price of such Note over the principal amount of such Note;

“Prime Rate” means the rate of interest expressed as a rate per annum which a Canadian chartered bank, selected by the Issuer, designates as its prime rate and which establishes from time to time the reference rate of interest such bank will use to determine the rate of interest, expressed as its prime rate of interest, that it will charge for demand loans in Canadian dollars made in Canada, as such rate may be adjusted from time to time;

“Property” means all or any portion of a Person’s property and assets, both real and personal, including for greater certainty any share in the capital of any corporation or ownership interest in any other Person;

“Purchase Money Security Interest” means any Lien securing any unpaid part of, or incurred to provide the whole or any part of, the cost of acquisition of any Property acquired from other than the Company or a Related Party and any expenditures made for fixed improvements thereto if made or firmly committed within 12 months after the acquisition of such Property and any extension, renewal or refunding thereof not in excess of the outstanding principal amount as at the date of such extension, renewal or refunding and not extending or affecting any additional Property;

“Redemption Date” has the meaning ascribed to such term in Section 5.4;

“Redemption Price” means, in respect of a Note, unless otherwise provided in a Terms Schedule or Supplemental Indenture in respect of a particular Series of Notes, the principal amount of the Note being redeemed together with interest on the principal amount of Notes so redeemed accrued and unpaid to the Redemption Date and payable on the Redemption Date fixed for such Note, if any;

“Redemption Price Calculation Date” has the meaning ascribed to such term in Section 5.4;

“Register” has the meaning ascribed to such term in Section 3.1 and includes the Central Register;

“Registrar” means a Trustee or a Person other than a Trustee designated by the Issuer to keep a Register;

“Related Party” means, collectively or individually, the Advertising Entities, Joint Ventures, Consolidated VIEs, Tim Horton Children’s Foundation Inc. and Tim Horton Children’s Foundation (US), Inc.;

“Release Conditions” means the following condition(s), upon the satisfaction of which all of the Guarantors shall be released from their guarantees hereunder, which shall initially be: the Issuer’s Gross Revenues representing at least 75% of the Consolidated Gross Revenues in respect of any Calculation Period; provided that (i) upon and following the restatement of the Senior Bank Facility on or prior to March 31, 2011, the Release Conditions shall be the same as those provided for under the Senior Bank Facility, and (ii) the Release Conditions for purposes hereof shall be further deemed to be amended upon any subsequent amendment or variation to the Senior Bank Facility in respect of such conditions for purposes of the Senior Bank Facility. Guarantors may also be released as provided for under the definition of “Guarantor”;

“S&P” means Standard & Poors’ Ratings Service and its successors;

“Schedule” means all schedules attached hereto and forming part of this Indenture;

“Securities” means any stock, shares, units, instalment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing;

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval, the website of which is accessible at www.sedar.com;

“Senior Bank Facility” means the amended and restated senior facilities credit agreement dated as of September 28, 2009, among certain parties, including the Issuer and TDL, as Canadian borrowers, and Tim Hortons USA, Inc., as U.S. borrower, and the “Lenders” from time to time that are parties thereto, as such agreement may be further amended, restated, modified or replaced (as the principal credit facility between the Issuer and its bank lenders) from time to time;

“serial meeting” has the meaning ascribed thereto in Section 11.18;

“Series” means a series of Notes which, unless otherwise specified in a Supplemental Indenture or a Terms Schedule, consists of those Notes which have identical terms and were or are to be issued at the same time, regardless of whether such Notes are designated as a series;

“Stated Maturity” means the date specified in a Note as the date on which the principal of such Note is due and payable;

“Subsidiary” means any firm, partnership, corporation or other legal entity in which the Issuer, the Issuer and one or more Subsidiaries, or one or more Subsidiaries owns, directly or indirectly, a majority of the voting shares or has, directly or indirectly, the right to elect a majority of the board of directors, if it is a corporation, or the right to make or control its management decisions, if it is some other Person, but excluding any Related Party;

“Successor” has the meaning ascribed to such term in Section 10.1;

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Notes may be authorized for issuance or the provisions of this Indenture may be amended;

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company shall be a Swap Agreement;

“Terms Schedule” has the meaning ascribed to such term in Section 4.1(b);

“TDL” means The TDL Group Corp., an unlimited liability company incorporated under the laws of the Province of Nova Scotia;

“Third Party” means any Person other than the Issuer, a Subsidiary or a Related Party;

“Threshold” means the minimum percentage of Consolidated Gross Revenues to be represented by Guarantor(s) hereunder, as aggregated with the Gross Revenues of the Issuer, for any Calculation Period, which shall initially be 75%; provided that (i) upon and following the restatement of the Senior Bank Facility on or prior to March 31, 2011, such percentage for the purposes hereof shall be equal to the minimum percentage of Consolidated Gross Revenues to be represented by the guarantors under the Senior Bank Facility, as aggregated with the Gross Revenues of the Issuer; and (ii) such percentage shall for the purposes hereof be further deemed to be amended upon any subsequent amendment or variation to the Senior Bank Facility in respect of such percentage for purposes of the Senior Bank Facility;

“Transfer Agent” has the meaning ascribed to such term in Section 2.9;

“Trustee” means BNY Trust Company of Canada or a duly appointed successor; and

“Trustee Affiliate” has the meaning ascribed to such term in Section 13.9.

1.2 Meaning of “Outstanding”

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment thereof is set aside under Article 9, provided that:

(a)	Notes that have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount;

(b)	where a new Note has been issued under Section 2.10 in substitution for a Note that has been mutilated, lost, stolen or destroyed, only one of the said Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)	for the purpose of any provision of this Indenture entitling Noteholders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Notes owned legally or beneficially by the Issuer or any Affiliate shall be disregarded except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition, instrument or other action only the Notes which are certified by an Authorized Officer to the Trustee as being so owned shall be disregarded;

(ii)	Notes so owned that have been pledged in good faith other than to the Issuer or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in such pledgee’s discretion free from the control of the Issuer or any Affiliate; and

(iii)	for the purposes of disregarding any Notes owned legally or beneficially by the Issuer or any Affiliate, the Issuer shall provide to the Trustee, at the request of the Trustee, from time to time, a certificate of the Issuer setting forth as at the date of such certificate:

(A)	the names of the registered Holders of Notes which, to the knowledge of the Issuer, are owned, directly or indirectly, legally or equitably by the Issuer or any Affiliate; and

(B)	the principal amount of Notes owned legally and beneficially by each of such Holders; and the Trustee in making such determination shall be entitled to rely upon such certificate.

1.3 Interpretation Not Affected by Headings

The division of this Indenture into Articles, Sections, and other sub-divisions and the provision of headings and of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4 Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Indenture”, “Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Terms Schedule; and the expressions “Article”, “Section”, “clause” and “Schedule” followed by a number, letter, or combination of numbers and letters refer to the specified Article, Section or clause of or Schedule to this Indenture. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.5 Day Not a Business Day

If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6 Currency

Except as otherwise provided herein, all references in this Indenture to “Cdn.$”, “Canadian dollars”, “dollars” and “$” are to lawful money of Canada.

1.7 Other Currencies

For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the applicable Bank of Canada noon rate of exchange for purchases or sales of Canadian dollars as applicable in the circumstances on the date on which such computation is to be made, provided that such rate of conversion shall not apply to the calculation of Gross Revenues or Consolidated Gross Revenues hereunder.

1.8 Governing Law

This Indenture, the Notes and all documents associated with it shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.9 Choice of Language

The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donnés ou conclus en vertu des disposititons des présentes, soit rédigée en anglais seulement.

1.10 Certificates and Opinions

Any certificate made or given under or for the purpose of satisfying any provision of this Indenture or evidencing the compliance with any provision of this Indenture by one or more Authorized Officers or Directors of the Issuer or a Guarantor may be based, in so far as it relates to legal matters, upon an opinion of Counsel, unless such Person or Persons signing the certificate knows, or with the exercise of reasonable care should have known, that the opinion with respect to the matters upon which his or their certificate is based as aforesaid is or are erroneous. Any opinion made or given by Counsel may be based, in so far as it relates to factual matters and information with respect to which is in the possession of the Issuer or a Guarantor, upon the certificate of an officer or officers of the Issuer or a Guarantor, unless such Counsel knows, or in the exercise of reasonable care should have known, that the certificate with respect to the matters upon which its opinion is based as aforesaid is or are erroneous. Any such certificate or opinion, as the case may be, made or given by an Authorized Officer, Authorized Officers, Director or Directors of the Issuer or a Guarantor or by Counsel may be based, in so far as it relates to accounting matters, upon the certificate or opinion of an auditor or accountant, including the Auditors, unless such officer, Director or Counsel, as the case may be, knows, or in the exercise of reasonable care should have known, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based as aforesaid is or are erroneous.

1.11 Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to any other party or circumstances.

1.12 GAAP

As of the date of this Indenture, the Issuer prepares its financial statements in accordance with GAAP. Except as otherwise expressly provided in this Indenture or a Supplemental Indenture, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that the Issuer shall be entitled to elect, by notice to the Trustee, to eliminate the effect of any change in GAAP on a particular Series of Notes or in the application thereof on the operation of any provision of this Indenture or a Supplemental Indenture, if and to the extent that the Issuer shall have determined, and the Trustee, acting reasonably, shall have agreed with such determination, that such change renders any provision of this Indenture or a Supplemental Indenture, less favourable to the Issuer than was the case based on the application of GAAP as in effect immediately prior to the change. Regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall thereafter continue to be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn.

In addition, in the event that the Company adopts International Financial Reporting Standards (“IFRS”) for the purpose of preparing its financial statements, the Issuer may, at any time, by notice to the Trustee, elect that all terms of an accounting or financial nature in any provision of this Indenture or a Supplemental Indenture shall be construed in accordance with IFRS, and then such provision shall be interpreted on the basis of IFRS until such notice shall have been withdrawn. If no such election is made, GAAP will continue to apply, subject to the foregoing paragraph.

The Trustee shall provide notice to the Noteholders of any election made by the Issuer pursuant to this Section 1.12.

ARTICLE 2

THE NOTES

2.1 No Fixed Limitation

The aggregate principal amount of Notes that may be issued under this Indenture is unlimited, but Notes may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2 Issuance in Series

Notes may be issued in one or more Series. The Notes of each Series shall be designated in such manner, shall bear such date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Issuer or any other Person; may provide for such mandatory redemption, sinking fund or other analogous repayment obligations; may contain such provisions for the exchange or transfer of Notes of different denominations and forms; may have attached thereto or issued therewith Securities entitling the Holders to subscribe for, purchase or acquire Securities of the Issuer or any other Person upon such terms; may give the Holders thereof the right to convert Notes into Securities of the Issuer or any other Person upon such terms; may be defeasible at the option of the Issuer; and, may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be determined by the Directors by a resolution passed at or prior to the time of issue of the Notes of such Series and set forth in a Terms Schedule or, to such extent as the Directors may deem appropriate, in a Supplemental Indenture pertaining to the Notes of such Series. At the option of the Issuer, the maximum principal amount of Notes of any Series may be limited, such limitation to be expressed in the Terms Schedule or Supplemental Indenture providing for the issuance of the Notes of such Series, and any such limitation may be increased at any time by the Issuer by means of a resolution of the Directors.

2.3 Form of Notes

The Notes of any Series may be of different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Notes of different denominations or forms and in the provisions for the registration or transfer of Notes, and any Series of Notes may consist of Notes having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Notes carrying the benefit of a sinking fund and partly of Notes with no sinking fund provided therefor.

Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Notes of any particular Series, any Note may be issued as part of any Series of Notes.

The Notes and the registration panel and certificate of the Trustee endorsed thereon may be in the forms (which may include legends) as the Directors shall by resolution determine prior to the time of issue thereof and as shall be approved by the Trustee based on an opinion of Counsel (pursuant to Section 4.1(c)), whose approval shall be conclusively evidenced by their respective certifications thereof.

Unless otherwise specified in the Supplemental Indenture authorizing a Series of Notes, every Global Note of such Series authenticated and delivered by the Trustee shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TIM HORTONS INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

2.4 Denomination of Notes

Notes shall be issuable in such denominations as shall be specified as contemplated by Section 2.2, and unless otherwise specified in a Supplemental Indenture, the Notes shall be issuable in Canadian dollars in a minimum denomination of $1,000 and thereafter in integral multiples of $1,000.

2.5 Notes to Rank Equally

The Notes shall be direct senior unsecured obligations of the Issuer. The Notes of each Series shall rank equally and pari passu with each other and with the Notes of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other senior unsubordinated and unsecured indebtedness of the Issuer for Borrowed Money, except as to any sinking fund which pertains exclusively to any particular indebtedness of the Issuer.

2.6 Book Entry Only Notes

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, each Series of Notes shall be issued as Book Entry Only Notes represented by a Global Note. Each Global Note authenticated in accordance with any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Note or a Nominee thereof and delivered to such Depository or a Nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture and all Supplemental Indentures. None of the Issuer, the Trustee, Registrar or any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interests in any Global Note or for maintaining, reviewing or supervising any records relating to such beneficial interests. Except as provided in this Section 2.6 or Section 3.4, owners of beneficial interests in any Global Note shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive Definitive Notes and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Nothing herein or in a Supplemental Indenture shall prevent the beneficial owners in Global Notes from voting such Notes using duly executed proxies.

Every Note authenticated and delivered upon registration of transfer of a Global Note, or in exchange for or in lieu of a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a Nominee thereof.

If the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository, and the Issuer is unable to locate a qualified successor, the Issuer and the Trustee, acting reasonably, will each exercise commercially reasonable efforts to agree upon alternative arrangements whereby the Notes can be traded through an alternative book entry system.

2.7 Signatures on Notes

All Notes shall be signed (either manually or by facsimile signature) by any two Authorized Officers of the Issuer. A facsimile signature on any Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Note so signed shall be valid and binding upon the Issuer notwithstanding that any individual whose signature (either manual or facsimile) appears on a Note is not an Authorized Officer at the date of this Indenture or at the date of the Note or at the date of the certification and delivery thereof.

2.8 Certification

No Note shall be issued or, if issued, shall be obligatory or entitle the Holder thereof to the benefit thereof until it has been certified by or on behalf of the Trustee in the form of the certificate set out in the Notes or in some other form approved by the Issuer (as reasonably agreed to by the Trustee) and such certification by the Trustee upon any Note shall be conclusive evidence against the Issuer that such Note has been duly issued hereunder and is a valid obligation of the Issuer.

Provided that the Trustee has acted in accordance with the terms of this Indenture, the certificate of the Trustee signed on a Note shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Note or its issuance, and the Trustee shall not be liable for the use made of such Note or the proceeds of issuance thereof. The certificate of the Trustee signed on any Note shall, however, be a representation and warranty by the Trustee that such Note has been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.9 Payments of Principal, Interest and Premium

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes:

(a)	payment of interest, principal or Premium, as applicable will be made in the currency in which the Note is denominated;

(b)	each Note of a Series, whether issued originally or in exchange or in substitution for previously issued Notes, shall bear interest from and including the later of

(i)	its date of issue, and

(ii)	the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Notes of such Series;

(c)	fixed rate Notes will bear interest at the rate per annum set out on the face thereof until the principal amount is paid or made available for payment, interest will be calculated and payable monthly, quarterly, semi-annually or annually in arrears in equal instalments on the date specified or as may be agreed to between the Issuer and the purchaser of a Note and at maturity or redemption;

(d)	floating rate Notes will bear interest from the original issue date thereof at rates set out on the face thereof, the rate of interest on floating rate Notes will be reset and payable monthly or quarterly and the Issuer shall act as pricing agent of floating rate Notes;

(e)	interest for any period less than six months shall be computed on the basis of a year of 365 days; and

(f)	whenever interest is computed on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

Subject to accrual of any interest or unpaid interest from time to time, interest on each Note shall cease to accrue from the earlier of the Maturity Date of such Note and, if such Note is called for redemption, the Redemption Date fixed for such Note, unless, in each case, upon due presentation and surrender of such Note for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused.

Wherever in this Indenture or a Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Note, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

If the date for payment of any amount of interest, principal or Premium in respect of a Note is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Note shall not be entitled to any additional interest or other payment in respect of the delay.

Except as otherwise provided in a Terms Schedule or Supplemental Indenture applicable to a Series of Notes, the Issuer shall pay the interest, principal and Premium:

(a)

on each Definitive Note, at the places and in the manner specified in the applicable Terms Schedule or Supplemental Indenture. Payments of interest on each interest bearing Definitive Note (except interest payable on maturity or redemption of such Note which, at the option of the Issuer, may be paid only upon surrender of such Note to the Trustee for payment) will be made by cheque dated the Interest Payment Date and mailed to the address of the Holder, or if so agreed by the Trustee and the Issuer, funds representing the interest payable will be forwarded by electronic funds transfer or wire transfer on the Interest Payment Date to the account of, the Holder appearing on the Register maintained by BNY Trust Company of Canada, as Registrar and transfer agent (the “Transfer Agent”, which term shall include such other registrar or transfer agent as may, from time to time, be appointed by the Issuer) at the close of business in the City of Toronto on the tenth Business Day prior to the Interest Payment Date, or in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the applicable Register (unless otherwise instructed in writing). The forwarding of such cheque or electronic funds transfer or wire transfer, as the case may be, shall satisfy and discharge the liability for the payment of interest, principal, or Premium, if any, on such Note to the extent of the sum represented thereby (plus the amount of any tax, assessment or other government charge required by law to be deducted or withheld) unless, in the case of payment made by cheque, such cheque is not paid on presentation at any of the places at which such payment is payable. In the event of the non-receipt of such cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Issuer, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque; or

(b)	on each Global Note, to the Depository or the Nominee, as the case may be, as the registered holder of the Global Note. Interest payments on Global Notes will be made by electronic funds transfer or wire transfer (or other payment method as agreed by the Trustee and the Issuer) on the date interest is payable and delivered to the Depository or the Nominee, as the case may be, on the date interest is payable. Principal payments on Global Notes will be made by electronic funds transfer or wire transfer (or other payment method as agreed by the Trustee and the Issuer) delivered to the Depository or the Nominee, as the case may be, at maturity against surrender to the Trustee of the Global Note. As long as the Depository or the Nominee is the registered owner of a Global Note, the Depository or the Nominee, as the case may be, will be considered the sole owner of the Global Note for the purposes of receiving payments of interest, principal and Premium, if any, on the Note and for all other purposes under the Trust Indenture and the Note, except as required by law. The record date in respect of the payment of interest on a Global Note will be that day which is the tenth Business Day prior to the applicable Interest Payment Date. The forwarding of any such payments of interest, principal or Premium, if any, to the Depository or the Nominee shall satisfy and discharge the liability in respect of such amounts on such Note to the extent of the sum represented thereby (plus the amount of any tax, assessment or other government charge required by law to be deducted or withheld).

(c)

Upon receipt of any payment of principal, interest or Premium, if any, in respect of a Global Note, the Depository or the Nominee, as the case may be, will credit Participants’ accounts, on the date principal, interest or Premium, if any, is payable, with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or the Nominee. Such payments of principal, interest or Premium, if any, by Participants to the owners of beneficial interests in such Global Notes held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participants. The responsibility and liability of the Issuer and the Trustee in respect of Notes represented by Global Notes is limited to making payment of any principal, interest or Premium, if any, due on such Global Notes to the Depository or the Nominee. The forwarding of such payment to the Depository or Nominee, as the case may be, shall satisfy and discharge the liability for the payment of interest, principal, or Premium, if any, on such Note to the extent of the sum represented thereby (plus the amount of any tax, assessment or other government charge required by law to be deducted or withheld). The Issuer and the Trustee shall not be responsible or liable for any payment(s) made or required to be made by the Depository or any Participant on account of any beneficial interest in any Global Note and shall not be responsible for maintaining, reviewing or supervising any records relating to any such payment or requirement.

If payment of interest is made by cheque, such cheque shall be forwarded at least three (3) Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, provided the Trustee and the Paying Agents shall only forward such cheques upon receipt of the full amount of interest being paid in immediately available funds.

2.10 Issue of Replacement Notes

If any Note issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Issuer, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a replacement Note of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note. The substituted Note shall be in a form reasonably approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes. The applicant for a substitutional Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to the Issuer and to the Trustee in their sole discretion, and such applicant shall also furnish an indemnity and surety bond, in amount and form satisfactory to the Issuer and the Trustee in their sole discretion, and shall pay the reasonable charges and expenses of the Issuer and the Trustee in connection therewith.

2.11 Place of Payment

Except as otherwise provided herein or in a Terms Schedule or Supplemental Indenture, all amounts that at any time become payable on account of any Note shall be payable at the principal office of the Trustee.

2.12 Record of Payments

The Trustee shall maintain accounts and records evidencing each payment of principal, interest and Premium on the Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

2.13 Right to Receive Indenture

Each Noteholder is entitled to receive from the Trustee a copy of this Indenture and any applicable Supplemental Indenture on written request and upon payment of a reasonable copying charge.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1 Registration of Notes

The Issuer shall cause to be kept by the Trustee a register or an electronic database that shall contain the names and addresses of the Noteholders of each Series and particulars of the Notes held by them respectively (the “Register”). Unless otherwise provided in this Indenture or in any Supplemental Indenture, the Issuer shall also, with respect to each Series of Notes, cause to be provided by and at the principal office of the Trustee, facilities for the exchange and transfer of Notes, or at such other place or places (if any) as may be specified in such Notes, facilities for the registration, exchange and transfer of such Notes. The Issuer may, from time to time, provide additional facilities for such registration, exchange and transfer at other offices of the Trustee or other Registrar.

3.2 Transfer of Notes

The Noteholder may at any time and from time to time have a Note transferred at any one of the places at which a Register is kept pursuant to the provisions of this Section 3.2 provided that no transfer of a Note shall be valid unless made at one of such offices or other agencies by the registered Noteholder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or Registrar and upon compliance with applicable law, such reasonable requirements as the Trustee or Registrar may prescribe and upon payment of a reasonable fee to be fixed by the Trustee. Such change of registration shall be noted on such Note (unless a new Note shall be issued upon such change of registration) and on one of the appropriate Registers by the Trustee or other Registrar.

3.3 Closing of Registers

Except in the case of the Register maintained by Trustee at its principal office in Toronto, Ontario (the “Central Register”), the Issuer shall have the power at any time to close any Register. The Issuer shall transfer the registration of any Notes registered on a

Register which the Issuer closes to another existing Register or to a new Register and thereafter such Notes shall be deemed to be registered on such existing or new Register, as the case may be. If the Register in any place is closed and the records are transferred to a Register in another place, notice of such change shall be given to each Noteholder registered in the Register so closed and the particulars of such change shall be recorded in the Central Register.

None of the Issuer, the Trustee or any Registrar shall be required to:

(a)	effect transfers or exchanges of Notes of any Series on any Interest Payment Date for Notes of that Series or the date fixed for payment of the principal or Premium, if any, for Notes of that Series or, in each case, during the 10 preceding Business Days, or

(b)	effect exchanges of Notes of any Series on the Redemption Date for Notes of that Series to be redeemed or during the 10 preceding Business Days.

3.4 Restrictions on the Transfer of Global Notes

(a)	Notwithstanding any other provision of this Indenture, a Global Note registered in the name of the Depository or a Nominee of the Depository may not be transferred by the Depository or such Nominee except in the following circumstances or as otherwise specified in a Terms Schedule or Supplemental Indenture relating to such Note:

(i)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Issuer is unable to locate a qualified successor;

(ii)	the Depository for such Global Note has notified the Issuer that it is unwilling or unable or no longer eligible to continue as depository for such Global Note and the Issuer is unable to locate a qualified successor;

(iii)	the Issuer has determined, in its sole discretion, that the Notes represented by such Global Note shall no longer be held as Book Entry Only Notes; or

(iv)	such transfer is required by applicable law, as determined by the Issuer and its Counsel.

Following any of the events described above, subject to the Issuer and the Trustee agreeing upon an alternative book entry arrangement as provided in Section 2.6, Definitive Notes will be issued to beneficial owners of such Notes or their nominee.

(b)	Subject to Section 2.6, Transfers and registrations of Global Notes will only be made to another Nominee of the Depository or to a successor Depository or a Nominee of such successor Depository.

(c)	It is expressly acknowledged that transfer of beneficial ownership in any Note represented by a Global Note certificate will be effected only (a) with respect to the interests of Depository participants (each, a “Participant”), through records maintained by the Depository or its Nominee for the Global Note certificate, and (b) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial owners of Notes who are not Participants, but who desire to purchase, sell or otherwise transfer ownership of or other interest in Notes represented by a Global Note certificate, may do so only through a Participant. The Issuer is not responsible or liable in any manner whatsoever for or in connection with any registration, tracking, administration or transfer of any beneficial ownership in any Note represented by the Global Note certificate.

3.5 Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other Registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on a Register as the Holder of such Note free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous Noteholder; provided that such transferee had not received notice of such adverse claim in respect of such Note, and except in respect of equities of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

3.6 Exchange of Notes

(a)	Subject to Sections 2.6, 3.3 and 3.4, Notes in any authorized form or denomination may be exchanged upon reasonable notice for Notes in any other authorized form or denomination representing the same underlying indebtedness, of the same Series and Maturity Date, carrying the same interest rate and of the same aggregate principal amount as the Notes so exchanged.

(b)	Notes of any Series may be exchanged only at the principal office of the Trustee at Toronto, Ontario, or at such other place or places (if any) as may be specified in the Notes of such Series and at such other place or places (if any) as may from time to time be designated by the Issuer with the approval of the Trustee. Any Notes tendered for exchange shall be surrendered to the Trustee. The Issuer shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(c)	Notes issued in exchange for Notes that at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon, by the Trustee, a statement to that effect, provided that:

(i)	Notes that have been selected or called for redemption may not be exchanged for Notes of larger denominations, and

(ii)	if a Note that has been selected or called for redemption in part is presented for exchange into Notes of smaller denominations, the Trustee shall designate, according to such method as the Trustee shall deem equitable, acting reasonably, particular Notes of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustee shall note thereon a statement to that effect.

3.7 Charges for Registration, Transfer and Exchange

Unless otherwise provided in any Supplemental Indenture or Terms Schedule, for each Note exchanged, registered or transferred, the Trustee or other Registrar may charge the Noteholder a reasonable fee for its services and, in addition, may charge the Noteholder a reasonable amount for each new Note issued (such amounts to be agreed upon by the Trustee and the Issuer from time to time), and payment of such charges and reimbursement of the Trustee for any transfer taxes or similar governmental charges required to be paid by the Person requesting such exchange or transfer as a condition precedent thereto, provided that no charge to a Noteholder shall be made hereunder:

(a)	for any exchange or transfer of any Note applied for within the period of 45 days from and including the date of the original issue of such Note;

(b)	for any exchange of Notes in denominations in excess of $5,000 for Notes of lesser denominations, provided that the Notes surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to subsection (a) above; or

(c)	for any exchange of any Note resulting from a partial redemption pursuant to Section 5.3.

Payment of any such charges and reimbursement of the Trustee or other Registrar for any transfer taxes or similar governmental charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.

3.8 Register Open for Inspection

The Registers referred to herein shall be open for inspection by the Issuer and the Trustee and, at such reasonable cost as may be established by the Trustee, shall be open for inspection by any Noteholder at all reasonable times upon prior written notice. The Trustee and every Registrar shall, from time to time when requested to do so by the Issuer or by the Trustee, furnish the Issuer or the Trustee, as the case may be, with a list of names and addresses of Noteholders entered on the Registers, and the principal amount and serial numbers of the Notes held by each Noteholder.

3.9 Ownership of Notes

Subject to Sections 13.20 and 13.21, the Person in whose name a Note is registered shall be deemed to be the beneficial owner thereof for all purposes of this Indenture (except as otherwise required by law) and payment of or on account of the principal of and

Premium and interest on such Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid.

If a Note is registered in the name of more than one Person, the principal, Premium and interest from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid.

Notwithstanding any other provision of this Indenture, all payments in respect of Notes represented by a Global Note shall be made to the Depository or its Nominee for subsequent payment by the Depository or its Nominee to holders of interests in such Global Note. Each such payment shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid.

The receipt by any Holder of any principal, interest or Premium shall be a good and sufficient discharge to the Issuer, the Trustee, any Registrar and any Paying Agent for the amount so paid, and none of the Issuer, the Trustee, any Registrar nor any Paying Agent shall be bound to inquire into the title of any such Holder.

3.10 Evidence of Ownership

The Issuer and the Trustee may treat the registered Holder of a Note as the beneficial owner thereof without actual production of such Note for the purpose of any Noteholders’ Request, requisition, direction, consent, instrument or other document to be made, signed or given by the Holder of such Note.

3.11 No Notice of Trusts

None of the Issuer, the Trustee, any Registrar or any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third party (whether under a trust (express, implied, resulting or constructive) in respect of any Note or otherwise) by the beneficial owner or the Holder of a Note or any Person whom the Issuer or the Trustee treats, as permitted or required by law or hereunder, as the beneficial owner or the Holder of such Note, and the Issuer, the Trustee or any Registrar may transfer such Note on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person was the absolute owner of such Note.

3.12 Joint Noteholders

In the case of the death of one or more joint registered Noteholders, and receipt by the Trustee of satisfactory documentation evidencing same, the principal, interest and Premium, and interest on Notes so registered may be paid by cheque to the survivor or survivors of such registered Noteholders whose receipt therefor shall constitute a valid discharge to the Trustee and any Registrar and to the Issuer, unless such cheque shall not be paid on presentation at any one of the places where such principal, interest and Premium is payable pursuant to the terms of such Note.

3.13 Issuer Not Liable in Respect of Depository or Participants

Notwithstanding any other provision in this Indenture or anything that may be construed or inferred herein to the contrary, and in addition to any other limitation on liability of the Issuer contained herein, the Issuer shall not have any liability in any manner whatsoever for any of the following:

(a)	any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of the Depository or successor thereto;

(b)	maintaining, supervising or reviewing (or failure to maintain, supervise or review) any records relating to such beneficial ownership interests registered in the name of or in support of the Depository (or any successor thereto) or any Participant;

(c)	any transfer (including any improper, inaccurate or inappropriate transfer) of beneficial ownership or interest in any Note; or

(d)	any advice or representation made or given by or with respect to the Depository (or any successor thereto) or any Participant and made or given herein with respect to rules or procedures of such Depository (or any successor thereto) or any action to be taken by the Depository (or any successor thereto) or at the direction of a Participant.

ARTICLE 4

ISSUANCE OF NOTES

4.1 Issuance of Notes

The Issuer may issue, and the Trustee shall certify and deliver to or to the order of the Issuer, Notes issuable under this Indenture, but only upon receipt by the Trustee of the following:

(a)	an Officer’s Certificate stating that no default exists, or would, as a result of the issuance of such Notes, exist, in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists or would exist as a result of the issuance of Notes, specifying the nature thereof and the action, if any, being taken by the Issuer to remedy such default;

(b)	a written order of the Issuer signed by any one or more Authorized Officers or Directors of the Issuer requesting the certification and delivery of such Notes specifying the principal amount requested to be certified and delivered and having attached a schedule (a “Terms Schedule”) specifying the date, principal amount, Maturity Date, interest rate, if any, Interest Payment Dates, and place of delivery for each Note requested to be certified and delivered or, at the option of the Issuer, a Supplemental Indenture providing for the issue of such Notes; and

(c)	an opinion of Counsel to the effect that all legal requirements in respect of the proposed issue of such Notes have been satisfied.

Upon the certification and delivery by the Trustee of Notes in accordance with an order of the Issuer, the Terms Schedule or Supplemental Indenture attached to such order of the Issuer shall be deemed to be a Schedule to and form part of this Indenture.

4.2 No Notes to Be Issued During Default

The Trustee shall not certify or deliver Notes if, at the time of such certification and delivery, the Issuer is in default under this Indenture.

ARTICLE 5

PURCHASE FOR CANCELLATION AND REDEMPTION

5.1 Purchase

(a)	Subject to the provisions of any Series of Notes, the Issuer will have the right at any time and from time to time to purchase all or any of the Notes (which shall include purchase from or through an investment dealer or other market intermediary or by tender or by private contract), provided that no Event of Default would result from such purchase.

(b)	If, upon an invitation for tenders made pursuant to subsection (a) above, more Notes are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer will be selected by the Trustee on a pro rata basis in such manner as the Trustee may deem equitable, from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Notes becomes subject to purchase in part only.

All Notes purchased pursuant to (a) and (b) above shall forthwith be delivered to the Trustee and shall be cancelled pursuant to Section 5.6.

5.2 Redemption

The Issuer shall have the right at its option to redeem, either in whole at any time or in part from time to time before the Stated Maturity, Notes of any Series that, by their terms, are made so redeemable, at such rate or rates of Premium (if any), on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Notes and as shall be expressed in such Notes or in the Terms Schedule or Supplemental Indenture authorizing or providing for the issue thereof, provided that no Event of Default would result from such redemption.

5.3 Partial Redemption and Selection for Redemption

In the event that less than all of the Notes of any Series for the time being outstanding are at any time to be redeemed, the Trustee shall select the Notes so to be redeemed on a pro rata basis in such manner as the Trustee shall deem equitable. For this purpose, the Trustee may make regulations with regard to the manner in which such Notes may be so selected and regulations so made shall be valid and binding on all Noteholders. In the event of a partial redemption of Notes pursuant to the provisions of this Section 5.3, but subject to the provisions of Section 5.6, upon surrender of any Note for payment of the Redemption Price, the Issuer shall execute and the Trustee shall certify and deliver without charge to the Holder or upon his or her order one or more new Notes of the same Series, maturity and rate of interest for the unredeemed part of the principal amount of the Note or Notes so surrendered. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Note that, in accordance with the foregoing provisions, has become subject to redemption.

5.4 Notice of Redemption

Notice of intention to redeem any Notes shall be given by or on behalf of the Issuer to the Holders of the Notes that are to be redeemed not more than 60 days and not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), in the manner provided in Section 12.2. Every notice of redemption shall specify the Series and the Stated Maturity of the Notes called for redemption, the Redemption Date, the Redemption Price or, where applicable only, the date upon which the Redemption Price shall be calculated in connection with the Notes called for redemption (“Redemption Price Calculation Date”) and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, unless all the outstanding Notes of a Series are to be redeemed, the notice of redemption shall specify:

(a)	in the case of a notice mailed to a Holder, the distinguishing letters and numbers of the Notes that are to be redeemed (or of such thereof as are registered in the name of such Holder);

(b)	in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)	in the case of Book Entry Only Notes, that the redemption shall take place in such manner as may be agreed by the Depository, the Trustee and the Issuer; and

(d)	in all cases, the principal amount of each Note to be redeemed or, if any such Note is to be redeemed in part only, the principal amount of such part.

If a notice of redemption specifies a Redemption Price Calculation Date for any Notes, the Issuer shall deliver to the Trustee, not later than the third Business Day prior to the Redemption Date for such Notes, a certificate of the Issuer signed by any one or more Authorized Officers or Directors of the Issuer that specifies the Redemption Price of such Notes.

5.5 Payment of Redemption Price

Upon notice of redemption having been given as specified in Section 5.4, all the Notes so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Notes shall have been paid or deposited with the Trustee in trust and proof satisfactory to the Trustee as to the publication or mailing of such notice shall have been lodged with the Trustee, such Notes shall not be considered as outstanding hereunder and interest upon such Notes shall cease.

If any question shall arise as to whether any notice has been given as required or any deposit has been made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.

5.6 Cancellation of Notes

Subject to the provisions of Section 5.1 and 5.3 as to Notes purchased or redeemed in part, all Notes redeemed or purchased in whole or in part by the Issuer under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee at the principal office of the Trustee in Toronto, Ontario, and no Notes shall be issued in substitution therefor.

ARTICLE 6

GUARANTEE

6.1 Guarantors

The Issuer covenants that prior to or upon the issuance of the first Series of Notes, and prior to or upon the issuance of each Series of Notes thereafter, the Issuer will (i) cause each Guarantor to provide a joint and several guarantee of the Notes substantially in the form of the guarantee attached hereto as Schedule “B” and (ii) cause to be delivered to the Trustee an opinion of Counsel, in a form acceptable to the Trustee, acting reasonably, regarding the enforceability of such guarantee.

6.2 Representation of the Issuer

The Issuer represents and warrants that the Guarantor listed in Schedule “A” hereto is the only Guarantor as of the date of execution of this Indenture.

6.3 Addition of Guarantors

The Issuer covenants that within 45 days after any Calculation Date (or within 90 days where the Calculation Date occurs at the end of a Fiscal Year) occurring after the issue date of the first Series of Notes to be issued hereunder, the Issuer will cause any Subsidiary that, in accordance with the definition of “Guarantor” hereunder is, or that the Issuer as provided in such definition designates as, a Guarantor to execute and deliver to the Trustee a guarantee substantially in the form attached hereto as Schedule “B”. Without limiting the generality of the foregoing, the Issuer agrees to make any designation required to be made by it as provided in the definition of “Guarantor” in connection with any additional Guarantors.

6.4 Release of Guarantors

Notwithstanding the foregoing, the Trustee shall be conclusively deemed to release any Guarantor from its guarantee if at any time the Issuer delivers to the Trustee an Officer’s Certificate indicating that the Release Conditions have been satisfied at any Calculation Date. The Issuer is also permitted and authorized to make and amend any designations as provided for in the definition of “Guarantor”. Without limiting the generality of the foregoing, the Trustee shall be conclusively deemed to release any Guarantor no longer designated as a Designee as provided in the definition of “Guarantor” upon the receipt of an Officer’s Certificate naming any replacement Guarantor(s) designated by the Issuer and the Issuer delivering a guarantee substantially in the form attached hereto as Schedule “B” from the replacement Guarantor(s). The guarantee of any Guarantor released as provided in the foregoing sentences of this Section 6.4 shall, subject to any Guarantor being re-designated as a Guarantor as set out below, be of no further force or effect.

Notwithstanding anything to the contrary set forth herein, all Guarantor(s) will be released by the Trustee from their guarantees of the Notes, and their guarantees shall thereupon be of no further force or effect, if, as and when the Trustee receives an Officer’s Certificate from the Issuer that the Release Conditions were satisfied as at a particular Calculation Date; or, a particular Guarantor will be released when a replacement Guarantor is designated by the Issuer as provided for in the definition of “Guarantor” and such replacement Guarantor executes and delivers to the Trustee a guarantee substantially in the form attached hereto as Schedule “B”. However, if, following any release of all Guarantors under this Indenture, the Release Conditions are no longer satisfied as at any subsequent Calculation Date, the Issuer will within 45 days after such Calculation Date (or within 90 days where the Calculation Date occurs at the end of a Fiscal Year) cause one or more Subsidiaries that it designates to become Guarantors under this Indenture so that the Gross Revenues of such Guarantors aggregated with those of the Issuer meet or exceed the then-relevant Threshold, until such subsequent Calculation Date as the Release Conditions shall once again be satisfied, at which point such Guarantees shall again be released.

For purposes hereof, calculations with regard to the Gross Revenues of the Issuer and its Subsidiaries and the Consolidated Gross Revenues will be made as at each Calculation Date, for the most recently completed Calculation Period or for the Calculation Period ending on such Calculation Date, as the case may be.

Given the foregoing, it is acknowledged by the Trustee on behalf of itself and the Holders, that there may be no Guarantor(s) that guarantee(s) the Issuer’s obligations under the Notes hereunder.

ARTICLE 7

COVENANTS OF THE CORPORATION

7.1 Positive Covenants

So long as any Notes are outstanding and except as otherwise permitted by the terms hereof, the Issuer covenants and agrees with the Trustee for the benefit of the Noteholders:

(a)	to duly and punctually pay or cause to be paid to every Noteholder the principal, interest or Premium, if any, on the dates and at the places and in the manner specified herein and in such Notes;

(b)	to appoint a Trustee whenever necessary to avoid or fill a vacancy in the office of Trustee so that there shall at all times be a Trustee hereunder;

(c)	to pay to the Trustee from time to time reasonable remuneration for its services hereunder, and pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its third-party counsel and all other third-party advisers and assistants not regularly in its employ after obtaining consent or consulting with the Issuer in advance), in each case in accordance with the engagement agreement, and the fee schedule negotiated from time to time, between the Issuer and the Trustee, both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or wilful misconduct, and after default, all amounts so payable shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal, interest or Premium on, or sinking fund, with respect to the Notes and any amount due under this provision and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 day period at a rate per annum equal to the Prime Rate, payable on demand;

(d)	on becoming aware, at any time, of any Event of Default, to promptly notify the Trustee in writing;

(e)	furnish to the Trustee copies of consolidated financial statements, whether annual or interim, of the Issuer and any report of the Auditors thereon at the same time as such financial statements are filed with securities regulatory authorities (provided that the filing of the Issuer’s financial statements, whether annual or interim and any report of the Auditors thereon on SEDAR or EDGAR in accordance with applicable securities laws shall satisfy the Issuer’s obligation to furnish the Trustee with copies of same);

(f)	within 90 days after the end of each fiscal year of the Issuer, and at any other time upon reasonable request by the Trustee, furnish the Trustee with an Officer’s Certificate of the Chief Financial Officer of the Issuer stating that, to the knowledge of the Chief Financial Officer, the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply, the period of existence thereof and the action the Issuer is taking with respect thereto; and

(g)	so long as any Notes remain outstanding, the Issuer shall not request DBRS to withdraw its rating of the Notes. In the event that DBRS withdraws its rating of the Notes, the Issuer will use commercially reasonable efforts to obtain a credit rating from another credit rating agency acceptable to the Trustee, acting reasonably.

7.2 Office for Notices, Payments and Registration of Transfer, Etc.

The Issuer will maintain in Toronto, Ontario, and in such other places as the Directors shall designate from time to time, an office or agency where the Notes may be presented for payment, transfer or exchange and for exercise of conversion rights (if any) and where notices and demands to the Issuer in respect of the Notes and this Indenture may be served. The principal office of the Trustee in Toronto, Ontario, shall be such office or agency of the Issuer unless the Issuer shall designate and maintain some other office or agency for one or more such purposes. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee at Toronto, Ontario.

7.3 Not to Extend Time for Payment of Interest

Subject to the provisions of Section 11.11, in order to prevent any accumulation after maturity of unpaid interest on the Notes, the Issuer will not directly or indirectly extend or assent to the extension of time for payment of interest upon any Notes or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Notes or in any other manner.

If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Issuer, notwithstanding anything herein or in the Notes contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Notes and of all interest on such Notes the payment of which has not been so extended.

7.4 Negative Pledge

The Issuer covenants that so long as any of the Notes are outstanding the Issuer will not and will not permit any Guarantor to create, incur or assume or permit to subsist, any Lien upon any part of its Property or assets, whether now owned or hereafter acquired, to secure Borrowed Money, unless at the same time, or as soon as reasonably practicable thereafter, the Issuer secures all the Notes then outstanding on an equal basis, provided that for greater certainty, and notwithstanding the foregoing, this covenant shall not apply to:

(a)	the giving of security (except on fixed assets, land and shares of Guarantors) to any bank or other lending institution or others to secure Indebtedness incurred in the ordinary course of business that is not a Funded Obligation;

(b)	the giving by the Issuer or a Guarantor of any security to the Issuer, any Subsidiary or any Related Party to secure Indebtedness of the Issuer, any Subsidiary or any Related Party, provided, however, that any Lien(s) granted to secure Borrowed Money (“Borrowed Money” for this purpose shall be read as if the definition thereof referred to “the Issuer, a Subsidiary or a Related Party” instead of “a Third Party” in each instance) between the Issuer, Subsidiaries and Related Parties, shall not in the aggregate exceed $25,000,000 at any time, unless in the opinion of the Trustee, acting reasonably, any Lien(s) in excess of $25,000,000 will not be prejudicial to the interests of the Noteholders;

(c)	the creation, incurrence, assumption or the permitting to subsist of Permitted Liens by the Issuer or a Guarantor;

(d)	a Permitted Accounts Receivable Transaction or a Permitted Sale Leaseback Transaction;

(e)	the Issuer or a Guarantor extending, renewing or refunding any security permitted under Section 7.4(a), 7.4(b), 7.4(c) or 7.4(d) above, provided that the principal amount of Borrowed Money secured thereby is not in excess of the principal amount thereof on the date of such extension, renewal or refunding, the security does not extend to any additional Property of the Issuer or such Guarantor, and immediately after such extension, renewal or refunding, no Event of Default would exist; or

(f)	the creation or assumption of Liens not otherwise permitted to be incurred pursuant to the provisions in Sections 7.4(a) through 7.4(e) above and not exceeding 15%, in the aggregate, of Consolidated Tangible Net Worth, as determined as of the last day of the most recently completed Fiscal Quarter.

Notwithstanding the foregoing, upon the request of the Issuer to the Noteholders, the Noteholders may direct the Trustee to grant permission for the Issuer or a Guarantor to create, issue or assume any Lien without providing to the Trustee (for the benefit of the Noteholders) a Lien of a substantially similar nature, and ranking rateably and pari passu therewith, provided such direction is first approved by Extraordinary Resolution.

7.5 Performance of Covenants by Trustee

If the Issuer fails to perform any covenant on its part herein contained, the Trustee may, upon fifteen (15) days’ notice to the Issuer specifying the covenant which the Issuer has failed to perform and the action the Trustee proposes to take to perform such covenant on the Issuer’s behalf, perform any of such covenants capable of being performed by it, and if any such covenant requires the payment or expenditure of money, the Trustee may make such payment or expenditure with its own funds or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so, and all sums so expended or advanced shall be repayable by the Issuer in the manner provided in Section 7.1(c), but no such performance or payment shall be deemed to relieve the Issuer from any default or continuing obligation hereunder.

ARTICLE 8

DEFAULT AND ENFORCEMENT

8.1 Events of Default

Except as otherwise provided in any Terms Schedule or Supplemental Indenture, each of the following events shall be an Event of Default in respect of each Series of Notes:

(a)	if the Issuer fails to pay any principal or Premium, if any, on any Notes when due, at maturity, upon redemption, purchase or otherwise and any such default shall have continued for a period of two Business Days;

(b)	if the Issuer defaults in the due and punctual payment of any instalment of interest on any Note when due and any such default shall have continued for a period of 30 days;

(c)	if the Issuer defaults in the performance or observance of any other material covenant, agreement or condition in this Indenture or any Supplemental Indenture or in the Notes and, after written notice to the Issuer by the Trustee specifying such default and requiring it to be remedied and stating that such a notice is a “Notice of Default” under this Indenture which Notice of Default may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of written notice by the Issuer and by the Trustee from the Holders of not less than 51% in aggregate principal amount of Notes at the time outstanding (except that in respect of such notice, Notes not entitled to the benefits of such covenant, agreement or condition shall be excluded), the Issuer shall fail to remedy such default within a period of 60 days;

(d)	if any Indebtedness of the Issuer or a Guarantor in excess of $25,000,000 is accelerated as a result of the failure of the Issuer or any Guarantor to perform any covenant or agreement applicable to such Indebtedness;

(e)	if the Issuer or a Guarantor makes an assignment for the benefit of creditors, or files a petition in bankruptcy; or if the Issuer or a Guarantor be adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator or a receiver and manager or any other officer with similar powers shall be appointed, or an encumbrancer takes possession of the Property of the Issuer or any Guarantor and any such decree or order continues unstayed and in effect for a period of 90 days; or

(f)	if a resolution be passed for the dissolution, winding up or liquidation of the Issuer or a Guarantor, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of this Indenture are duly observed and performed, or if the Issuer or a Guarantor institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any other laws or statutes of any jurisdiction relating to bankruptcy, insolvency, reorganization, arrangement, adjustment of debt, dissolution, liquidation, winding-up or compromise or moratorium of debt or analogous laws, or consents to the filing of any petition under any such laws or to the appointment of a receiver of the Property of the Issuer or a Guarantor or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or declares a moratorium on the payment of creditors generally, or is adjudicated insolvent or bankrupt or takes any corporate action in furtherance of any of the aforesaid purposes.

8.2 Notice of Event of Default

If an Event of Default shall occur and is continuing, the Trustee shall, within 45 days of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 12.2 provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Issuer in writing.

8.3 Acceleration on Default

Subject to Section 8.4, if an Event of Default has occurred, the Trustee may in its discretion and shall, upon prior funding and indemnity and receipt of a requisition in writing made by Holders of at least 51% in aggregate principal amount of the Notes then outstanding, or if the default shall be made only in respect of one or more Series of the Notes then outstanding, then the Trustee shall, upon prior funding and indemnity and receipt of a requisition in writing of the holders of at least 51% in principal amount of the Notes of such Series then outstanding, declare the principal of and interest accrued on all the Notes, and all other amounts, if any, owing under the provisions of this Indenture, to be due and payable to the Trustee on demand, and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein contained to the contrary notwithstanding, and the Issuer shall, on such demand, forthwith pay to the Trustee, for the benefit of the Noteholders, the principal and unpaid interest, if any, then accrued upon all such Notes (including interest on amounts in default), and all other amounts owing under the provisions of this Indenture, together with interest at the respective rates borne by the Notes from the date of such declaration to the date payment is received by the Trustee, subject to such funds necessary to pay such amounts being available in a sinking fund, if any, in respect of the Notes, in which case the Trustee will first have recourse to payment of such amounts from any such sinking fund prior to making demand for payment from the Issuer and will only seek demand for payment from the Issuer once all funds in such sinking fund are exhausted. Such payments, when received, shall be deemed to have been in discharge of the Issuer’s obligations under this Indenture and any amounts so received by the Trustee shall be applied in the manner specified in Section 8.7.

8.4 Waiver of Default

If an Event of Default has occurred otherwise than by default in payment of the principal amount at the Maturity Date:

(a)	the Holders of the Notes then outstanding shall have power by Extraordinary Resolution pursuant to Section 11.11 to require the Trustee to waive the default or to cancel any declaration or demand made by the Trustee and the Trustee shall thereupon waive the default or cancel such declaration or demand upon such terms and conditions as such resolution shall prescribe; provided that, notwithstanding the foregoing, if the Event of Default has occurred by reason of the non-observance or non-performance by the Issuer of any covenant applicable only to one or more particular Series of Notes, then the Noteholders of the outstanding Notes of that Series or those Series, as the case may be, shall be entitled by Extraordinary Resolution (or by separate Extraordinary Resolutions if more than one Series of Notes is so affected) to exercise the foregoing power as if the Notes of that Series or those Series, as the case may be, were the only Notes outstanding hereunder and the Trustee shall so act and it shall not be necessary to obtain a waiver from the Noteholders of any other Series of Notes; and

(b)	the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default as the Trustee shall determine, in its discretion, if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration or demand theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No delay or omission of the Trustee or of the Noteholders in exercising any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver of such Event of Default or acquiescence therein, and no act or omission of the Trustee or of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.5 Enforcement by the Trustee

Upon the occurrence of an Event of Default, the Trustee shall exercise the rights and powers vested in it under this Indenture.

Upon the occurrence of an Event of Default and subject to the provisions of Section 8.4 and to the provisions of any Extraordinary Resolution, if the Issuer fails to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.3, the principal, interest and Premium on all Notes then outstanding together with any other amounts due hereunder, the Trustee shall, upon receipt of a Noteholders’ Request and upon being sufficiently funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of such principal of and Premium and interest on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request has been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Issuer, a Guarantor or their respective creditors or relative to or affecting their respective Property in each case in connection with the exercise of their duty of enforcement provided for under this Section 8.5. The Trustee is hereby irrevocably appointed (and the successive respective Noteholders by taking and holding Notes shall be conclusively deemed to have so appointed the Trustee), exclusively in relation to any of the aforesaid proceedings, the true and lawful attorney-in-fact of the respective Holders with authority to make and file in the respective names of the Holders or on behalf of the Holders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Holders, as may be necessary or advisable, in the opinion of the Trustee acting on the advice of the Trustee’s counsel, in order to have the respective claims of the Trustee and of the Holders against the Issuer or a Guarantor or their respective Property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless expressly so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the Noteholders subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders party to any such proceeding.

8.6 Suits by Noteholders

No Holder of any Note shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any rights on behalf of the Noteholders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under bankruptcy legislation or to have the Issuer or a Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless:

(a)	the Noteholders of such Series, by Extraordinary Resolution or by Noteholders’ Request, shall have made a request to the Trustee and the Trustee shall have been afforded 120 days to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

(b)	the Noteholders of such Series or any of them shall have furnished to the Trustee, when so requested by the Trustee, an indemnity satisfactory to the Trustee with respect to the costs, expenses and liabilities to be incurred therein or thereby;

(c)	the Trustee shall have failed to act within 120 days after such notification, request and provision of indemnity; and

(d)	no direction inconsistent with such Extraordinary Resolution or Noteholders’ Request has been received by the Trustee from Holders of at least 51% in principal amount of the outstanding Notes of such Series.

In such case, but not otherwise, any Noteholder acting on behalf of such Person and all other Noteholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 8.5; but in no event shall any Noteholder or combination of Noteholders have any right to seek any other remedy or institute proceedings out of court. No one or more Noteholders shall have any right in any manner whatsoever to enforce any right under this Indenture or under any Note, except in accordance with the conditions and in the manner provided in this Indenture.

8.7 Application of Money

Except as herein otherwise expressly provided, any money received by the Trustee or a Noteholder pursuant to the provisions of this Article 8 or as a result of legal or other proceedings against the Issuer or a Guarantor pursuant hereto, or from any trustee in bankruptcy or liquidator of the Issuer or a Guarantor, shall be applied, together with other money available to the Trustee for such purpose, as follows:

(a)	first, in payment or in reimbursement to the Trustee of its fee, costs, charges, expenses, borrowings, disbursements, advances or other amounts furnished or provided by or at the request of the Trustee in or about the administration and execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)	second, subject to the provisions of Section 7.3 and this Section 8.7, in payment of the principal of and Premium and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution, and in that case in such order or priority as between principal, Premium and interest as may be directed by such resolution; and

(c)	third, in payment of the surplus, if any, of such money to the Issuer or its assigns;

provided, however, that no payment shall be made pursuant to Section 8.7(b) in respect of the principal of or Premium or interest on any Note which the Trustee knows is held, directly or indirectly, by or for the benefit of the Issuer or any Affiliate of the Issuer (other than any Note pledged for value and in good faith to a Person other than the Issuer or any Affiliate of the Issuer, but only to the extent of such Person’s interest therein) until the prior payment in full of the principal of and Premium and interest on all Notes which are not so held.

8.8 Distribution of Proceeds

Payment to Noteholders pursuant to Section 8.7(b) shall be made as follows:

(a)	at least 15 days’ notice of every such payment shall be given in the manner provided in Article 12, specifying the time and place or places where the Notes are to be presented and the amount of the payment and the application thereof as between principal, interest and Premium;

(b)	payment in respect of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient; and

(c)	from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless it be duly presented on or after the date so specified and payment of such amount has not been made.

8.9 Immunity of Shareholders, Directors and Officers

The Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Issuer or any Guarantor or of any Successor for the payment of the principal of or Premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Issuer or any Guarantor herein or in the Notes or in any guarantee.

8.10 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

ARTICLE 9

CANCELLATION, DISCHARGE AND DEFEASANCE

9.1 Cancellation and Destruction

All Notes surrendered to the Issuer, a Registrar or a Paying Agent for any purpose shall be delivered to the Trustee forthwith. Each such Note and each Note surrendered to the Trustee shall be cancelled by the Trustee forthwith after all payments required in respect thereof to the date of surrender have been made. Subject to applicable law, all Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee in accordance with the Trustee’s ordinary practice when requested in writing, and the Trustee shall furnish to the Issuer a cancellation or destruction certificate in respect of the Notes so cancelled or destroyed.

9.2 Non-Presentation of Notes

If the Noteholder shall fail to present the Note for payment prior to or on the date on which the principal, interest and Premium thereon or represented thereby becomes payable either on the Maturity Date or on redemption, purchase or otherwise, either:

(a)	(i) the Issuer shall be entitled to pay to the Trustee and direct it to set aside for payment as described above; and (ii) in respect of money in the hands of the Trustee that may or should be applied to the payment or redemption of the Notes, the Issuer shall be entitled to direct the Trustee to set aside the principal, interest and Premium, as the case may be, in trust to be paid to the Noteholder upon due presentation or surrender thereof in accordance with the provisions of this Indenture; or

(b)	the Issuer may otherwise make provision in form satisfactory to the Trustee in its reasonable discretion for the payment of such amounts,

and thereupon the principal, interest and Premium payable on or represented by each Note in respect whereof such amounts have been set aside shall be deemed to have been paid and the Noteholder thereof shall thereafter have no right in respect thereof except that of receiving payment of such amounts so set aside by the Trustee (without interest on such money, any such interest being the Property of the Issuer) or provided for by the Issuer upon due presentation and surrender thereof, subject always to the provisions of Section 9.4.

9.3 Paying Agent and Trustee to Repay Monies Held

Upon the satisfaction and discharge of this Indenture all money then held by any Paying Agent of the Notes (other than the Trustee) shall, upon demand by the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies. Upon satisfaction and discharge of this Indenture all money then held by the Trustee in respect of the Notes shall, upon demand by the Issuer, be repaid to it, and thereupon the Trustee shall be released from all further liability with respect to such monies.

9.4 Repayment of Unclaimed Monies to the Issuer

Subject to applicable law, any monies set aside under Section 9.2 in respect of any Note and not claimed by and paid to the Noteholder thereof, as provided in Section 9.2, within six years after the date of such setting aside, shall be repaid to the Issuer by the Trustee, and thereupon the Trustee shall be released from all further liability with respect to such money, and thereafter, such Noteholder shall have no rights in respect of such Note except to obtain payment of such money (without interest thereon) from the Issuer.

9.5 Discharge

Upon proof being given to the Trustee that the principal, interest and Premium on all of the Notes (including interest on amounts in default) and other amounts payable hereunder have been paid or satisfied, or that all of the outstanding Notes have matured or have been duly called for redemption, or the Trustee having been given irrevocable instructions by the Issuer to publish within 90 days of receipt of such instructions a notice of redemption of all the outstanding Notes, such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee under this Indenture, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be required to evidence the satisfaction and discharge of this Indenture and to release the Issuer from its covenants herein contained.

9.6 Defeasance

The Issuer shall have the right (the “defeasance option”) to be released from the terms of this Indenture relating to the outstanding Notes of a Series specified by the Issuer in a written notice to the Trustee, and upon receipt of such notice the Trustee shall, at the request and expense of the Issuer, execute and deliver to the Issuer such deeds and other instruments as shall be necessary to release the Issuer from the terms of this Indenture relating to the Notes of the Series specified in such notice, subject to the following:

(a)	the Issuer shall have delivered to the Trustee evidence that the Issuer has

(i)	deposited sufficient funds for payment of all principal, interest and Premium and other amounts due or to become due on the Notes of such Series to the Stated Maturity thereof;

(ii)	deposited funds or made provision for the payment of all remuneration and expenses of the Trustee as provided for hereunder to carry out its duties under this Indenture in respect of the Notes of such Series; and

(iii)	deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of the Notes of such Series in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Issuer and the Trustee, provided that any such taxes are solely a result of the Issuer exercising the defeasance option;

(b)	no Event of Default shall result from the Issuer’s exercise of the defeasance option;

(c)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit referred to in Section 9.6(a) was not made by the Issuer with the intent of preferring the Noteholders over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(d)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of Counsel as required pursuant to Sections 13.13 and 13.14 stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

The Issuer shall be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Issuer and the Trustee (each acting reasonably), solely for the benefit of the Noteholders, money or Securities denominated in the currency in which principal is payable constituting direct obligations of Canada or an agency or instrumentality of Canada or a province of Canada whose securities are rated at least AA(low) or AA- by DBRS or S&P, respectively, or their successors, or Authorized Investments, as directed by Issuer, which will be sufficient, in the opinion of a firm of independent chartered accountants or an investment dealer acting reasonably and acceptable to the Issuer and the Trustee, to provide for payment in full of the Notes and all other amounts from time to time due and owing under this Indenture which pertain to the Notes.

The Trustee shall hold in trust all money or Securities deposited with it pursuant to this Section 9.6 and shall apply the deposited money and the money derived from such Securities in accordance with this Indenture to the payment of principal, interest and Premium on the Notes and, as applicable, other amounts.

If the Trustee is unable to apply any money or Securities in accordance with this Section 9.6 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no money or Securities had been deposited pursuant to this Section 9.6 until such time as the Trustee is permitted to apply all such money or Securities in accordance with this Section 9.6, provided that if the Issuer has made any payment in respect of principal, interest or Premium on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Noteholders to receive such payment from the money or Securities held by the Trustee.

ARTICLE 10

SUCCESSORS

10.1 Requirements for Successors

So long as any Notes issued under the Trust Indenture remain outstanding, the Issuer and any Guarantor will not enter into any transaction in which all or substantially all of the aggregate Property and assets of the Issuer and the Subsidiaries, considered as a whole, would become the property of any other Person (any such Person being referred to herein as a “Successor”), whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a)	the Issuer or a Subsidiary or another related entity which is not a Third Party, as the case may be, shall be the Successor; or

(b)	the Successor formed by the reorganization, consolidation, amalgamation, or arrangement or into which the Issuer or the Guarantor, as the case may be, is merged or that acquires by disposition all or substantially all of the Property and assets of the Issuer and the Subsidiaries, considered as a whole, is a Third Party that is organized and validly existing under the federal laws of Canada or any of its provinces or territories and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations under the Trust Indenture of the Issuer or the Guarantor, as the case may be; and

(c)	immediately before and after giving effect to the transaction contemplated in (a) or (b) above, (i) no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, and (ii) the rights of the Trustee and holders of the Notes under the Trust Indenture would not be materially adversely affected by such transaction.

Upon satisfaction of the foregoing, the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such documents and do such acts as in its discretion may be thought advisable in order that such reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or other similar transaction may be carried out, and thereupon the Issuer or a Guarantor or Guarantors, as the case may be, may be released and discharged from liability under this Indenture and the Trustee may execute any document or documents which it may be advised is or are necessary or advisable for effecting or evidencing such release and discharge and the opinion of Counsel as hereinafter mentioned shall be full warrant and authority to the Trustee for so doing. As a condition precedent to any reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or other similar transaction proposed to be carried out pursuant to this Section 10.1, the Issuer shall furnish to the Trustee an opinion of Counsel, in form and substance satisfactory to the Trustee, as to the legality of any action proposed to be taken under applicable law, and as to the validity of any action taken pursuant to the provisions contained in this Section 10.1, and the Trustee shall incur no liability by reason of reliance thereon.

Notwithstanding the foregoing, the Issuer or a Guarantor may enter into a Permitted Accounts Receivable Transaction or a Permitted Sale Leaseback Transaction.

10.2 Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Successor shall possess and from time to time may exercise each and every right and power of the Issuer under this Indenture, in the name of the Issuer or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any Directors or officers of the Issuer may be done and performed with like force and effect by the directors or officers of the Successor.

ARTICLE 11

MEETINGS OF NOTEHOLDERS

11.1 Right to Convene Meetings

The Trustee may at any time and from time to time convene a meeting of Noteholders, and the Trustee shall convene a meeting of Noteholders upon receipt of a request of the Issuer or a Noteholders’ Request and upon being indemnified to its reasonable satisfaction by the Issuer or by the Noteholders signing such request against the reasonable costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Issuer or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario, or at such other place as may be approved or determined by the Trustee, the Issuer or the Noteholders, as applicable, as convened in accordance with this Section 11.1.

11.2 Notices of Meetings

Notice of a meeting of Noteholders shall be given to the Noteholders in the manner specified in Section 12.2 at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Noteholders shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Issuer (unless the meeting has been called by it). A notice of a meeting of Noteholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 11.

11.3 Chairman

The Noteholders present in person or represented by proxy shall choose an individual present to be the Chairman of the meeting who need not be a Noteholder.

11.4 Quorum

Subject to the provisions of Section 11.13, the quorum for a meeting of Noteholders shall be Noteholders present in person or represented by proxy and owning or representing at least 50% of the aggregate principal amount of the Notes then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, subject, in the case of an Extraordinary Resolution, to Section 11.13, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 50% of the aggregate principal amount of the Notes then outstanding.

11.5 Power to Adjourn

The Chairman of a meeting at which a quorum of Noteholders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Notes present or represented by proxy thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The Chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

11.7 Poll

On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the Chairman of the meeting or one or more Noteholders or proxyholders for Noteholders holding at least $150,000 principal amount of Notes after a vote by show of hands, demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the Chairman of the meeting shall direct.

11.8 Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote. On a poll, each Noteholder present in person or represented by a proxyholder duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes held by such Noteholder on the record date fixed for the meeting. A proxyholder need not be a Noteholder. In the case of joint Holders of a Note, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them is present in person or represented by proxy, they shall vote together in respect of the Notes of which they are joint Holders.

In the case of a Global Note, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to be cast by each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

11.9 Regulations

The Trustee, or the Issuer with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a)	voting by proxy by Noteholders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Noteholder;

(b)	the deposit of instruments appointing proxyholders at such place as the Trustee, the Issuer or the Noteholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited;

(c)	the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Issuer or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)	generally for the calling of a meeting of Noteholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom registered Noteholders have by instrument in writing duly appointed as their proxyholders.

11.10 Issuer and Trustee May Be Represented

The Issuer and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Issuer and the Trustee may attend any meeting of the Noteholders, but shall have no voting rights.

11.11 Powers Exercisable by Noteholders by Extraordinary Resolution

In addition to all other powers conferred upon the Noteholders by any other provision of this Indenture, the following powers of the Noteholders shall be exercisable from time to time only by Extraordinary Resolution:

(a)	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or any of them or the Trustee against the Issuer or against its Property;

(b)	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Issuer in writing and to authorize the Trustee to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission;

(c)	power to sanction any scheme for the reconstruction or reorganization of the Issuer or for the consolidation, amalgamation, arrangement or merger of the Issuer with or into any other Person or for the sale, leasing, transfer or other disposition of the business, Property and assets of the Issuer or any part thereof, provided that no such sanction shall be necessary in respect of any transaction which is not subject to the restriction in Section 10.1 or which is subject to such restriction and is completed in compliance with the provisions of Section 10.1;

(d)	power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Notes in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(e)	power to waive and direct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.4 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f)	power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest or Premium on any Notes or for the purpose of executing any trust or power hereunder or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or for any other remedy hereunder;

(g)	power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(h)	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other Securities of the Issuer;

(i)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders;

(j)	power to sanction the sale, exchange or other disposition of all the Notes for the time being outstanding for such consideration as may be specified in such Extraordinary Resolution, which consideration may be wholly or partly cash, shares, bonds, debentures, notes or other securities or obligations of the Issuer or any other corporation formed or to be formed;

(k)	power to authorize the distribution in specie of any Securities received upon the realization of any security provided for hereunder or the use or disposal of the whole or any part of such Securities or any cash received thereon in such manner and for such purpose or purposes as may be specified in or authorized or approved in the Extraordinary Resolution authorizing the same; and

(l)	power to appoint and remove a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustee. Such committee shall consist of such number of individuals as shall be prescribed in the Extraordinary Resolution appointing it and the members need not be Noteholders. Subject to the Extraordinary Resolution appointing it, every such committee may elect its Chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Noteholders may be exercised or determined from time to time by Ordinary Resolution.

11.12 Meaning of Ordinary Resolution

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which a quorum of the Noteholders is present and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Notes voted in respect of such resolution.

11.13 Meaning of Extraordinary Resolution

The expression “Extraordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding are present in person or represented by proxy and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold not less than 66  2/3% of the aggregate principal amount of the Notes voted in respect of such resolution.

If, at any such meeting, the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days thereafter, and to such place and time as may be appointed by the Chairman of the meeting. Notice of the time and place of such adjourned meeting shall be given to the Noteholders in the manner specified in Section 11.2 at least 10 days prior to the date of the adjourned meeting. Such notice shall state that at the adjourned meeting the Noteholders present in person or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an Extraordinary Resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 11.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 50% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

11.14 Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders or Issuer may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Noteholders or Issuer to exercise the same or any other such power or powers or combination of powers thereafter from time to time. No powers exercisable by the Noteholders or Issuer shall derogate in any way from the rights of the other under or pursuant to this Indenture or any Notes.

11.15 Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had. Upon request by the Issuer, the Trustee shall provide the Issuer with access to minutes of meetings of Noteholders.

11.16 Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Noteholders at a meeting held as provided in this Article 11 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66  2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Notes, and the expressions “Ordinary Resolution” and “Extraordinary Resolution” when used in this Indenture shall include any instrument so signed.

11.17 Binding Effect of Resolutions

Subject to Section 11.18, every resolution passed in accordance with the provisions of this Article 11 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.16 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

11.18 Serial Meetings

If any business to be transacted at a meeting of Noteholders or any action to be taken or power to be exercised by instrument in writing pursuant to Section 11.16 especially affects the rights of the Noteholders of one or more Series in a manner or to an extent substantially differing from that in which it affects the rights of the Noteholders of any other Series (as to which an opinion of Counsel shall be binding on the Issuer, Trustee and Noteholder), then:

(a)	in the case of a serial meeting, reference to such fact, indicating the Notes of each Series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”; and

(b)	in the case of a serial meeting, the Noteholders of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless, in addition to the other provisions of this Article 11,

(i)	there are present in person or represented by proxy at such meeting Holders of at least 50% (in the case of an Ordinary Resolution or Extraordinary Resolution) of the aggregate principal amount of the Notes of such Series then outstanding, subject to the provisions of this Article 11 as to adjourned meetings, and

(ii)

the resolution is passed by the favourable votes of the Holders of more than 50% (or, in the case of an Extraordinary Resolution, not less than 66  2/3%) of the aggregate principal amount of Notes of such Series voted on the resolution; or

(c)

in the case of a serial meeting, the Holders of Notes of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 11.16 unless, in addition to the other provisions of this Article 11, such instrument is signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66  2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Notes of such Series then outstanding.

Notwithstanding anything herein contained, any covenant or other provision contained herein that is expressed to be effective only so long as any Notes of a particular Series remain outstanding may be modified by the required resolution or consent of the Holders of such Series in the same manner as if the Notes of such Series were the only Notes outstanding hereunder. In addition, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the Noteholders of one or more particular Series, the provisions of this Article 11 shall apply as if the Notes of such Series were not outstanding and no notice of any such meeting need be given to the Noteholders of such Series.

11.19 Record Dates

If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by or pursuant to a Certified Resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date.

11.20 Expenses of Noteholders

All costs, expenses and liabilities relating to meetings of Noteholders or any committee of Noteholders, shall be borne solely by the Noteholders. The Issuer shall not have any liability or obligation in respect thereof, except where such meeting shall have been convened at the request of the Issuer.

ARTICLE 12

NOTICES

12.1 Notice to the Issuer

Any notice to the Issuer under the provisions hereof shall be valid and effective if delivered to the Treasurer of the Issuer at 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, or if sent by facsimile transmission (with receipt confirmed) to the attention of the General Counsel of the Issuer at (905) 845-2931, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Issuer may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Issuer for all purposes of this Indenture.

12.2 Notice to Noteholders

Unless otherwise expressly provided in this Indenture, any notice to Noteholders under the provisions hereof shall be valid and effective if in the case of Holders of registered Notes or a Global Note, it is delivered, sent by electronic communication or mailed postage prepaid, addressed to such Noteholders, at their addresses or electronic communication numbers, if any, appearing in any of the Registers hereinbefore mentioned and shall be deemed to have been received at the time of delivery or sending by electronic communication or on the seventh Business Day after mailing. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. All notices to joint Holders of any Notes may be given to whichever one of the holders thereof is named first in the Registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of such Note. In the event of a postal disruption, notice to Noteholders shall be given or sent by other appropriate means. Any notice to the Noteholders which are not registered Notes shall be valid and effective and deemed to have been received by all such holders if published once in a newspaper of general circulation published in Toronto, Ontario, and such other cities, if any, at which Registers in respect of such Notes are required to be kept.

12.3 Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to an officer of the Trustee at BNY Trust Company of Canada, Suite 1101, 4 King Street West, Toronto, Ontario, M5H 1B6, Attention: Marcia Redway, email: marcia.redway@bnymellon.com or if sent by facsimile transmission (with receipt confirmed) to BNY Trust Company of Canada, at (416) 360-1711/1727, shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a

Business Day, failing which it shall be deemed to have been given on the next Business Day. The Trustee may from time to time notify the Issuer of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

12.4 When Publication Not Required

If at any time a notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Issuer shall not be required to publish such notice in that city.

12.5 Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 13

CONCERNING THE TRUSTEE

13.1 Indenture Legislation

(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of the Indenture Legislation, such mandatory requirement shall prevail.

(b)	The Issuer agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Indenture Legislation. The Trustee agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Indenture Legislation.

13.2 Corporate Trustee Required Eligibility

For so long as required by applicable Canadian law, there shall be a Trustee under this Indenture. The Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein. If at any time the Trustee shall cease to be eligible in accordance with this Section 13.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13.

13.3 Certain Duties and Responsibilities of Trustee

In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder.

Subject to the Trustee’s compliance with this Indenture, none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers nor shall the Trustee be so compelled pursuant to any provisions contained in this Indenture unless the Trustee is indemnified and funded as required in this Indenture.

The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Noteholders at whose instance it is acting to deposit with it Notes held by them, for which Notes the Trustee shall issue receipts.

Notwithstanding any other provisions of this Indenture to the contrary, every provision of this Indenture that by its terms relieves the Trustee of liability or entitles the Trustee to rely or act upon any evidence submitted to it is subject to the provisions of the Indenture Legislation, this Section 13.3 and Section 13.4.

No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 13.3, legal capacity includes the capacity to act as a fiduciary in such jurisdiction.

13.4 No Conflict of Interest

The Trustee represents to the Issuer that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee’s role as a fiduciary hereunder. If at any time a material conflict of interest comes into existence in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Issuer at least 21 days prior to the date upon which such resignation is to take effect. The validity and enforceability of this Indenture and any Notes shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

13.5 Conditions Precedent to Trustee’s Obligation to Act

The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. The Trustee shall not be required to take notice of an Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until the Trustee is notified in writing of such Event of Default by any Noteholder or the Issuer. In the absence of such notice, the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred.

The Issuer shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of the Authorized Officers, from time to time. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it. The Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this Section 13.5.

The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture shall be conditional upon its receipt of the following:

(a)	an Extraordinary Resolution, Ordinary Resolution, Noteholders’ Request, requisition in writing, or such other notice or direction as is required pursuant to this Indenture, depending upon the particular matter at issue, specifying the action or proceeding which the Trustee is requested, directed or authorized to take,

(b)	sufficient funds to commence or continue such act, action or proceeding, and

(c)	an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof (except to the extent of the Trustee’s negligence, wilful misconduct, failure to act in good faith, or undisclosed conflict of interest).

13.6 Replacement of Trustee

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 13.6 shall become effective until the acceptance of appointment by the successor Trustee under Section 13.7.

The Trustee may resign its trust, and be discharged from all duties and liabilities arising hereunder after the date that a successor trustee has been appointed, by giving to the Issuer two months’ notice in writing or such shorter notice as the Issuer may accept as sufficient. The Noteholders, by Extraordinary Resolution, shall have the power at any time to remove the Trustee and appoint a new Trustee, provided that the engagement of such new Trustee is on terms no less favourable to the Issuer than the terms under the then current engagement of the removed Trustee and such new Trustee shall be bound by and subject to the terms of this Trust Indenture and all Supplemental Indentures. The Issuer may remove the Trustee on two months’ notice in writing to the Trustee or on such shorter notice as the Trustee may accept as sufficient. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new trustee unless a new Trustee has already been appointed by Noteholders; failing such appointment by the Issuer, the retiring Trustee, at the Issuer’ expense, or any of the Noteholders may apply to any court of competent jurisdiction on such notice as such court may direct, for the appointment of a new trustee. Any new trustee appointed under any provision of this Section 13.6 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and every other jurisdiction where such authorization is necessary to enable it to act as Trustee hereunder. On any new appointment the new trustee shall be vested with the same property powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed provided, however, that the new Trustee will assume no liabilities relating to acts or omissions of any prior Trustee or otherwise under this Indenture prior to the date of appointment of the new Trustee. For greater certainty, there shall be immediately executed at the expense of the Issuer, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new trustee.

13.7 Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Noteholders and to the retiring Trustee an instrument accepting such appointment and agreeing to be bound by and subject to the terms of this Trust Indenture and all Supplemental Indentures, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Trust Indenture and all Supplemental Indentures, provided, however, that the new Trustee will assume no liabilities relating to acts or omissions of any prior Trustee, or otherwise, under this Indenture prior to the date of appointment of the new Trustee. For greater certainty, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 7.1(c), execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim provided for in Section 7.1(c). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and conforming to such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 13.

13.8 Trustee May Deal in Notes

Subject to Sections 13.3 and 13.4, the Trustee may buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby.

13.9 No Person Dealing with Trustee Need Inquire

No Person dealing with the Trustee shall be required to inquire as to whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Notes or to see to the application of any amount paid to the Trustee.

Any Securities or other instruments that may at any time be held by the Trustee subject to the terms hereof, will, upon receipt of a written direction from the Issuer, be invested in an Authorized Investment by the Trustee in its name in accordance with such direction. Any direction from the Issuer to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a day that is not a Business Day, shall be deemed to have been given prior to 9:00 a.m. the next Business Day. For the purposes hereof, “Authorized Investments” means short term interest bearing or discount debt obligations that are direct obligations of Canada or an agency or instrumentality of Canada, a province of a Canada or a chartered bank (which may include a Trustee Affiliate or related party of the Trustee), provided that such obligation is rated, as applicable, at least in one of the three highest sub-categories of short-term debt of R1 (high), R1 (mid) or R1(low) or for long term debt AA(low) or greater by DBRS or an equivalent rating by S&P, respectively, or their successors.

Subject to any written direction by the Issuer to invest cash in an Authorized Investment, the Trustee may hold cash balances constituting part or all of the fund and may, but need not, invest same in its deposit department or the deposit department of a Trustee Affiliate and, in such case, the Trustee and its Trustee Affiliates shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Trustee Affiliates. For the purpose of this Section, “Trustee Affiliate” means affiliated corporations within the meaning of the Canada Business Corporations Act (“CBCA”); and includes The Bank of New York Mellon and its affiliates within the meaning of the CBCA.

The Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments.

All interest or other income received by the Trustee in respect of any investment or deposit made pursuant to the provisions of this Section 13.9, shall belong to the Issuer, and the Trustee shall pay over to the Issuer all such interest and other income forthwith upon receipt thereof by the Trustee.

13.10 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

13.11 Trustee Not Required to Possess Notes

Subject to the Trustee’s compliance with this Indenture, all rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto.

13.12 Financial Statements

No obligation shall rest with the Trustee to analyse the Issuer’s financial statements, or evaluate the performance of the Issuer as indicated by such financial statements, in any manner whatsoever.

13.13 Evidence of Compliance

The Issuer shall furnish to the Trustee upon the Trustee’s reasonable request therefor, evidence of the Issuer’s compliance with the conditions specified in this Indenture relating to the issue, certification, authentication and delivery of Notes hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Issuer. Such evidence shall consist of the following:

(a)	an Officer’s Certificate stating that such conditions have been complied with in accordance with the terms of this Indenture; and

(b)	in the case of conditions, compliance with which are by this Indenture subject to review or examination by Counsel, an opinion of such Counsel that such conditions have been complied with in accordance with the terms of this Indenture, including any statements required by the applicable laws.

13.14 Form of Evidence

Evidence furnished to the Trustee which relates to a matter other than the issue, certification and delivery of Notes or the satisfaction and discharge of this Indenture may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by such Person, but if such report or opinion is furnished by a director, officer or employee of the Issuer it shall be in the form of a statutory declaration or a certificate.

Evidence furnished to the Trustee pursuant to Section 13.13 or this Section 13.14 shall include:

(a)	a statement by the Person giving the evidence declaring that such Person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given; and

(b)	a statement declaring that, in the belief of the Person giving the evidence, such Person has made commercially reasonable examination or investigation to enable such Person to make the statements or give the opinions contained or expressed therein.

13.15 Certain Rights of Trustee

Subject to the provisions of Sections 13.3 and 13.4 and the other terms of this Indenture,

(a)	the Trustee may conclusively act and rely as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Issuer shall be sufficiently evidenced by a request of an Authorized Officer or order of an Authorized Officer and any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution;

(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of wilful misconduct, negligence or bad faith on its part, rely and act upon an Officer’s Certificate;

(d)	the Trustee may consult with the Trustee’s counsel and such other experts and advisers as the Trustee believes are necessary to enable it to perform its duties hereunder, provided the Trustee shall provide the Issuer with three Business Days’ prior notice of any such consultations and that any expenses in relation with such consultations will be charged at the actual amount of fees and expenses billed acting reasonably given the nature and complexity of the services provided, and the advice or opinion of the Trustee’s counsel, experts or advisers shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)	the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Trustee sufficient security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 13.15(e) and the other terms of this Indenture.

13.16 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 13, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

13.17 Action by Trustee to Protect Interests

The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders which shall be at the cost of the Noteholders unless such actions or proceedings shall be consequent upon an Event of Default.

13.18 Protection of Trustee

The Issuer shall indemnify and agrees to hold the Trustee, its directors, officers and employees harmless from and against any and all taxes, charges, costs, expenses, damages, claims, demands and liabilities to which they, or any of them, may become subject, including reasonable legal and accounting costs, for or in respect of anything done or omitted by the Issuer to be done in connection with this Indenture, except to the extent such as may arise from the negligence, wilful misconduct or lack of good faith of the Trustee, its directors, officers and employees or the material breach of any term of this Indenture by the Trustee, its directors, officers and employees, such indemnification to survive the resignation or removal of the Trustee and the termination of this Indenture.

13.19 Authority to Carry on Business

The Trustee represents to the Issuer that, at the date of execution and delivery by it of this Indenture, it is authorized to carry on the business of a trust company in each of the provinces of Canada. If the Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Notes issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, the Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 13.6.

13.20 Trustee Not Liable in Respect of Depository

Without limitation of its duties and obligations hereunder in respect of the Notes and dealings with the registered Holders thereof, the Trustee shall not have any liability whatsoever for the following:

(a)	any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of a Depository;

(b)	maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

(c)	any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a Participant of a Depository.

13.21 Global Notes

Notes issued to a Depository in the form of a Global Note shall be subject to the following:

(a)	the Trustee may deal with such Depository as the authorized representative of the beneficial owners of such Notes;

(b)	the rights of the beneficial owners of such Notes shall be exercised only through such Depository and the rights of beneficial owners shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and beneficial owners, and must be exercised through a Participant in accordance with the rules and procedures of the Depository;

(c)	such Depository will make book-entry transfers among the Participants of such Depository and will receive and transmit distributions of the principal of, and Premium and interest on, the Notes to such direct Participants; and

(d)	the Participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Issuer, the Trustee and their agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Note for all purposes whatsoever.

13.22 Acceptance of Trusts

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Noteholders from time to time, subject to the terms and conditions of this Indenture.

13.23 No Liability for Certain Deposited Monies

The Trustee will bear no liability for monies deposited other than with the Trustee. The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

ARTICLE 14

SUPPLEMENTAL INDENTURES AND CORRECTIONS

14.1 Supplemental Indentures

From time to time, the Issuer (when authorized by a resolution of its Directors) and the Trustee may, subject to the provisions of this Indenture, execute and deliver Supplemental Indentures, which thereafter shall form part hereof, or may take any other action for any one or more of the following purposes:

(a)	creating any Notes and establishing the terms of any Notes and the terms and denominations in which they be issued as provided in Article 2;

(b)	adding to the covenants of the Issuer or otherwise amending the terms hereof if in the opinion of the Trustee, on the advice of Counsel, such addition or amendment will not be prejudicial to the interests of the Noteholders generally;

(c)	evidencing the succession (or successive successions) of another corporation to the Issuer and the obligations assumed by such Successor in accordance with the provisions of this Indenture;

(d)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder including the making of any modification in the forms of the Notes, that do not affect the substance thereof and which in the opinion of the Trustee, on the advice of Counsel, it may be expedient to make, if in the opinion of the Trustee such provisions or modification will not be prejudicial to the interests of the Noteholders generally;

(e)	providing for the issue, as permitted hereby, of Notes of one or more Series;

(f)	providing for the alternative arrangements whereby the Notes can be traded through an alternative book entry system as contemplated in Section 2.6; and

(g)	giving effect to any Ordinary Resolution or Extraordinary Resolution.

14.2 Corrections

The Trustee may also, without the consent or concurrence of the Noteholders, by Supplemental Indenture or otherwise, concur with the Issuer in making any changes or corrections in this Indenture that it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Noteholders, in the opinion of Counsel, are not adversely affected thereby.

14.3 Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes, and every Noteholder shall be bound thereby. Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Notes to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable unless otherwise indicated in such Supplemental Indenture.

14.4 Execution of Supplemental Indentures

In executing or accepting the additional trusts created by any Supplemental Indenture permitted by this Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

14.5 Reference in Securities to Supplemental Indentures

Notes of any Series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, or if requested by the Issuer, bear a notation in form approved by the Issuer (as reasonably agreed to by the Trustee) as to any matter provided for in such Supplemental Indenture.

ARTICLE 15

EXECUTION

15.1 Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of June 1, 2010.

[Signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

TIM HORTONS INC.

By:	/s/ CYNTHIA J. DEVINE
Name: Cynthia J. Devine
Title: Chief Financial Officer

By:	/s/ DIANA FIFE
Name: Diana Fife
Title: Treasurer

BNY TRUST COMPANY OF CANADA

By:	/s/ MARCIA REDWAY
Name: Marcia Redway
Title: Authorized Officer

SCHEDULE “A”

GUARANTORS

(AS AT June 1, 2010)

The TDL Group Corp.

SCHEDULE “B”

FORM OF GUARANTEE

TO:	BNY TRUST COMPANY OF CANADA as trustee under a Trust Indenture dated as of •, 20• (the “Trustee”) providing for the issuance of Notes (as defined therein) of Tim Hortons Inc.

THIS GUARANTEE is made this      day of             , 20•

WHEREAS the undersigned (hereinafter referred to as the “Guarantor”) has agreed to provide the Trustee with a guarantee of the Obligations (as hereinafter defined) of Tim Hortons Inc. (the “Obligor”) pursuant to and subject to the terms of the trust indenture made as of the date hereof between, inter alia, the Obligor and the Trustee as the same may be supplemented, amended, restated or replaced from time to time (the “Trust Indenture”);

NOW THEREFORE THIS GUARANTEE WITNESSES that in consideration of the premises and the covenants and agreements herein contained, the sum of $1.00 now paid by the Trustee to the Guarantor and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Guarantor covenants with the Trustee as follows:

ARTICLE 1

GUARANTEE

1.1 Guarantee

The Guarantor hereby unconditionally (except to the extent otherwise provided herein) and irrevocably guarantees in favour of the Trustee and each of the holders of Notes (“Noteholders”) the due and punctual payment of the principal of and Premium (if any) and interest on the Notes and all other amounts due or owing to Noteholders in accordance with the terms of the Trust Indenture and the Notes (collectively the “Obligations”) as and when the same shall from time to time become due and payable in accordance with the terms of the Trust Indenture and Notes, provided that an Event of Default shall have occurred, unless such Event of Default shall have been cured by the Issuer or shall have been waived by the Trustee and/or Noteholders under the Trust Indenture. The Guarantor also agrees to pay all costs and expenses incurred by the Trustee in enforcing its rights hereunder, including the reasonable fees and disbursements of third-party counsel to the Trustee to the extent the Trustee prevails.

1.3 Obligation Absolute

The liability of the Guarantor hereunder will be absolute and unconditional (except to the extent otherwise provided herein) save and except as limited in accordance with the terms of the Trust Indenture and the Notes and will not be affected by:

(a)	any lack of validity or enforceability of any agreement between the Obligor and the Trustee and each Noteholder or of the guarantee of any other guarantor of the obligations;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)	the bankruptcy, winding-up, liquidation, dissolution or insolvency of the Obligor or any other Guarantor or the amalgamation of or any change in the status, function, control or ownership of, the Obligor, the Guarantor, the Trustee or any other Guarantor;

(d)	the release or amendment of any other guarantee of the Obligations;

(e)	any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, officers or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Trustee and each Noteholder; or

(f)	any other law, regulation or other circumstance that might otherwise constitute a defence available to, or a discharge of, the Obligor in respect of any or all of the Obligations.

ARTICLE 2

DEALINGS WITH OBLIGOR AND OTHERS

2.1 No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Trustee in connection with any duties or liabilities of the Obligor to the Trustee or any other guarantee therefor including any loss of or in respect of any security received by the Trustee from the Obligor or others. Without limiting the generality of the foregoing, and without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder, without obtaining the consent of the Guarantor, but provided the Trustee has provided at least ten Business Days’ prior notice to the Guarantor, the Trustee may, subject to the terms of the Trust Indenture:

(a)	agree to any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Trustee;

(b)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor;

(c)	take or abstain from taking or enforcing securities or collateral from the Obligor or from perfecting securities or collateral of the Obligor;

(d)	accept compromises from the Obligor; and

(e)	apply all money at any time received from the Obligor or from securities or collateral received from the Obligor in accordance with the Trust Indenture.

2.2 Release of Guarantor

Notwithstanding anything set forth herein to the contrary, the Guarantor shall be released from all of its obligations pursuant to this Guarantee, and, subject to the Guarantor being re-designated as a Guarantor pursuant to the terms of the Trust Indenture, this Guarantee shall thereupon be of no further force or effect, if the Guarantor ceases to be a Guarantor as defined for purposes of the Trust Indenture or otherwise as provided in Section 6.4 of the Trust Indenture without further action required by the Trustee, Guarantor, or Obligor.

2.3 No Exhaustion of Remedies

The Trustee will not be bound or obligated to proceed against or exhaust its recourse against the Obligor or other persons or any securities or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder provided that an Event of Default shall have occurred, unless such Event of Default shall have been cured by the Issuer or shall have been waived by the Trustee and/or Noteholders under the Trust Indenture.

2.4 Prima Facie Evidence

Any account settled or stated in writing by or between the Trustee and the Obligor will, in the absence of manifest error, be prima facie evidence that the balance or amount thereof, appearing due to the Trustee, is actually so due or, appearing as having been paid, has actually been paid.

2.5 No Set-off

In any claim by the Trustee against the Guarantor, the Guarantor may not assert any set-off or counterclaim that the Obligor may have against the Trustee.

2.6 Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Trustee in respect of the Obligations and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Trustee. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Trustee upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor, all as though such payment had not been made.

2.7 Remedies Cumulative

No remedy herein conferred upon or reserved to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

2.8 Discharge and Defeasance

Subject to Section 6.4, the Guarantor shall be released from its obligations hereunder upon the release of the Issuer under Section 9.5 or 9.6 of the Trust Indenture, provided that if the Issuer’s Obligations are revived or restated pursuant to the terms of the Trust Indenture, the Guarantor’s Obligations hereunder will simultaneously be revived or restated.

ARTICLE 3

DEMAND

3.1 Demand

If any Obligation is not paid for any reason whatsoever, including upon demand by the Trustee after an Event of Default, the Trustee may, where authorized or permitted by the Trust Indenture, demand forthwith from the Guarantor the total amount of such Obligation. The Guarantor will make payment to or performance in favour of the Trustee of the total amount of such Obligation hereunder forthwith after demand therefor is made to the Guarantor. The Guarantor will also make payment to the Trustee forthwith upon demand of all reasonable costs and expenses incurred by the Trustee in enforcing this Guarantee to the extent that the Guarantor does not comply with the terms herein.

ARTICLE 4

SUBROGATION

4.1 Subrogation

The Guarantor will not be entitled to subrogation until (i) the Guarantor performs or makes payment to the Trustee of all amounts owing by the Guarantor to the Trustee under this Guarantee; and (ii) the Obligations are performed and paid in full, and in each case, no such payment is subject to rescission or other like return. Thereafter, the Trustee will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 5

EQUAL BENEFIT

5.1 Equal Benefit

This Guarantee is entered into with the Trustee for the benefit of, and the Trustee declares that it holds the same for the equal and rateable benefit of, all Noteholders. No Noteholder shall have any right to institute any suit, action or proceeding against the Guarantor hereunder other than in the circumstances described in Section 8.6 of the Trust Indenture. Subject to the preceding sentence, all powers and trusts hereunder shall be exercised and all the proceedings at law or in equity shall be instituted, held and maintained by the Trustee for the equal benefit of all Noteholders.

ARTICLE 6

GROSS-UP FOR WITHHOLDING TAXES

6.1 Gross-up for Withholding Taxes on Payments by Non-resident Guarantors

In the case of a Guarantor that is a non-resident of Canada for the purposes of the Income Tax Act (Canada) (a “Non-resident Guarantor”), all payments made by or on behalf of such Non-resident Guarantor under this Guarantee, the Trust Indenture or under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of a governmental authority in a jurisdiction (other than Canada) where the Non-resident Guarantor is resident, carries on business, engages in business or maintains a permanent establishment or otherwise has some connection thereto (“Relevant Jurisdiction”) or by any authority or agency therein or thereof having power to tax (“Withholding Taxes”), unless such Non-resident Guarantor is required to withhold or deduct Withholding Taxes by the law of the Relevant Jurisdiction or by the interpretation or administration thereof. If a Non-resident Guarantor is so required to withhold or deduct any amount for or on account of Withholding Taxes from any payment made by or on behalf of such Non-resident Guarantor under this Guarantee, the Trust Indenture or under or with respect to the Notes, such Non-resident Guarantor will pay to each Noteholder such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such Noteholder after such withholding or deduction (and after deducting any Withholding Taxes on such Additional Amounts) will not be less than the amount such Noteholder would have received if such Withholding Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Noteholder under a Note (such Noteholder, an “Excluded Noteholder”):

(a)	where the beneficial owner of the Note does not deal at arm’s length (for the purpose of the Income Tax Act (Canada)) with the Issuer at the time of the making of such payment;

(b)	that is subject to such Withholding Taxes by reason of the beneficial owner of the Note being a resident, carrying on business, engaged in business or maintaining a permanent establishment or otherwise having some connection with the jurisdiction imposing such Withholding Taxes otherwise than by the mere holding of Notes, the receipt of payments thereunder or enforcement of its rights in respect thereof; or

(c)	that is subject to such Withholding Taxes by reason of the failure by the beneficial owner of the Note to comply with any certification, identification or documentation or other reporting requirements if compliance is required by law or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Withholding Taxes (provided that the Non-resident Guarantor shall give written notice to the Trustee and the Noteholders of the Notes then outstanding of such requirements and any change in such requirements).

provided, further, however, the foregoing obligation to pay Additional Amounts does not apply with respect to any payment made to a Noteholder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Noteholder.

6.2 Withholding Taxes Remittance

A Non-resident Guarantor will also:

(a)	make such withholding or deduction in respect of Withholding Taxes as is required by law or by the administration or interpretation thereof and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, regulation or administrative practice; and

(b)	furnish to the Noteholders, within 60 days after the day the payment of any Withholding Taxes is due pursuant to applicable law, regulation or administrative practice, certificated copies of tax receipts or other documents evidencing such payment by the Non-resident Guarantor.

6.3 Withholding Taxes Indemnity

In the event that a Withholding Tax is levied or imposed on a Noteholder by a Relevant Jurisdiction, the Non-resident Guarantor will indemnify and hold harmless each such Noteholder (other than an Excluded Noteholder) and, upon written request, reimburse each such Noteholder for the amount (excluding any Additional Amounts that have previously been paid by the Non-resident Guarantor with respect thereto) of:

(a)	any Withholding Taxes levied or imposed and paid by such Noteholder as a result of payments made under this Guarantee, the Trust Indenture or under or with respect to the Notes;

(b)	any liabilities (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Withholding Taxes imposed with respect to any payment under paragraph (a) or (b) in this subsection.

6.4 Survival of Gross-up for Withholding Taxes Provisions

The provisions of Section 6.1, 6.2, 6.3 and 6.4 shall survive any termination or discharge of this Guarantee, the Trust Indenture and shall survive the defeasance or repayment of all or any of the Notes.

ARTICLE 7

GENERAL

7.1 Binding Effect of the Guarantee

This Guarantee will be binding upon the successors of the Guarantor and will enure to the benefit of the Trustee and Noteholders and their respective successors and assigns.

7.2 Entire Agreement

This Guarantee, together with the applicable provisions of the Trust Indenture and any applicable Supplemental Indenture, constitutes the entire agreement between the Guarantor and the Trustee with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties relating to this Guarantee except as expressly set forth herein or in the Trust Indenture or any applicable Supplemental Indenture. The Trustee will not be bound by any representations or promises made by the Obligor to the Guarantor and possession of this Guarantee by the Trustee will be conclusive evidence against the Guarantor that the Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.

7.3 Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Trustee. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

7.4 Severability

If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part. such invalidity or unenforceability will attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

7.5 Notices

Any notice to be given in connection with this Agreement shall be provided in writing to the party for whom it is intended as follows:

(a)	To the Guarantor:

c/o General Counsel

•

Fax No:	•

Attention:	•

(b)	To the Trustee:

•

Fax No:	•

Attention:	•

or such other mailing or facsimile address as may be designated by notice given by any party to the other. Unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt by the other party of an original of such notice or facsimile thereof if sent by facsimile transmission.

7.6 Discharge

Except as otherwise contemplated by Section 2.2 of this Guarantee which shall not require separate release, the Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Trustee, which the Trustee shall provide immediately following the payment in full of the Obligations.

7.7 Governing Law

This Guarantee will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7.8 Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

7.9 Extended Meanings

In this Guarantee, words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

7.10 Definitions

Terms capitalized herein but not otherwise defined shall have the meaning attributed thereto in the Trust Indenture.

7.11 Assignment

The Guarantor may not assign this Guarantee or any rights or obligations under this Guarantee, except as provided in the Trust Indenture.

7.12 Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

[Signature page to follow]

IN WITNESS WHEREOF the Guarantor has signed this Guarantee.

[GUARANTOR]

By:
	Name:	•
	Title:	•

By:
	Name:	•
	Title:	•